SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(AMENDMENT NO. TWO)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

FAFCO, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies: N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Note: The Registrant is filing a Rule 13e-3 Transaction Statement concurrently with the Preliminary Proxy Statement.

FAFCO, INC.

435 OTTERSON DRIVE

CHICO, CALIFORNIA 95928

PROXY STATEMENT

PRELIMINARY

GENERAL INFORMATION
SUMMARY TERM SHEET
Purpose of The Reverse Stock Split
Terms of the Reverse Stock Split
Effect of Going Private Transaction
Why the Company is Going Private
Why a Reverse Stock Split was Determined Appropriate at This Time
Fairness of the Transaction
Shareholder Vote Required
Dissenter’s Rights
Effective Date
Tax Consequences
Shareholders Entitled to Vote at the Annual Meeting
How to Vote Your Shares
How to Revoke Your Proxy
Voting at the Annual Meeting
The Board’s Recommendations
Votes Required to Approve Each Item
SPECIAL FACTORS RELATING TO THE GOING-PRIVATE TRANSACTION
Purpose of Reverse Stock Split
Reasons for Reverse Stock Split
Effects of Reverse Stock Split on Shareholders
Effect of Reverse Stock Split on Market for Shares
Effect of the Reverse Stock Split on FAFCO
Alternatives to Reverse Stock Split
Fairness of the Transaction
Recommendations of the Special Committee and the Board of Directors as to the Reverse Stock Split Transaction
Independent Appraisal of Stock Value
PROPOSAL 1 ELECTION OF NOMINEES TO SERVE ON THE BOARD OF DIRECTORS
Board of Directors
Information Regarding the Board of Directors and its Committees
FEES BILLED TO THE COMPANY BY BURR, PILGER & MAYER
Security Ownership of Certain Beneficial Owners and Management
Executive Officers
Information Regarding Director and Executive Officer Compensation
Executive Officer Compensation -- Compensation Pursuant To Plans
Certain Relationships and Related Transactions
PROPOSAL 2
Background of the Reverse Stock Split
Summary and Structure of the Reverse Stock Split
Reduction in Number of Shareholders and Termination of Registration under the 1934 Act
Financial Effect of the Reverse Stock Split
Price Range of Common Stock; Dividends
Stock Repurchases by Us
Dividends
Stock Certificates and Completing the Reverse Stock Split Transaction
Material Federal and State Income Tax Consequences
Federal Income Tax Consequences to Shareholders Who Are Not Cashed Out by the Reverse Stock Split
Federal Income Tax Consequences to Cashed Out Shareholders
Dissenters’ Rights
Requirements for Exercising Dissenters’ Rights
Reservation of Rights
Recommendation of the Board of Directors
OTHER MATTERS
ADDITIONAL INFORMATION
Financial and Other Information
Cost of Proxy Solicitation and the Reverse Stock Split
PROPOSALS OF SHAREHOLDERS
AVAILABLE INFORMATION
Our Annual Report on Form 10-K
Incorporation of Certain Documents by Reference
SIGNATURES

Page

PROPOSAL 2	20
AMENDMENT OF OUR ARTICLES OF INCORPORATION TO EFFECT A 1-for-1,000 REVERSE STOCK SPLIT OF OUR COMMON STOCK AND TO SET THE PRICE TO BE PAID IN LIEU OF ISSUING FRACTIONAL SHARES TO SHAREHOLDERS WHO HOLD LESS THAN 1,000 SHARES OF FAFCO COMMON STOCK BEFORE THE REVERSE STOCK SPLIT	20
Background of the Reverse Stock Split	20
Summary and Structure of the Reverse Stock Split	22
Reduction in Number of Shareholders and Termination of Registration under the 1934 Act	23
Financial Effect of the Reverse Stock Split	24
Price Range of Common Stock; Dividends	28
Stock Repurchases by Us	28
Dividends	28
Stock Certificates and Completing the Reverse Stock Split Transaction	28
Material Federal and State Income Tax Consequences	29
Federal Income Tax Consequences to Shareholders Who Are Not Cashed Out by the Reverse Stock Split	29
Federal Income Tax Consequences to Cashed Out Shareholders	30
Dissenters’ Rights	31
Requirements for Exercising Dissenters’ Rights	31
Reservation of Rights	31
Recommendation of the Board of Directors	32
OTHER MATTERS	32
ADDITIONAL INFORMATION	32
Financial and Other Information	32
Cost of Proxy Solicitation and the Reverse Stock Split	33
PROPOSALS OF SHAREHOLDERS	33
AVAILABLE INFORMATION	33
Our Annual Report on Form 10-K	34
Incorporation of Certain Documents by Reference	34

ii

FAFCO, INC.

435 OTTERSON DRIVE

CHICO, CALIFORNIA 95928
(530) 332-2100

PROXY STATEMENT

GENERAL INFORMATION

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DISCUSSED IN THIS DOCUMENT; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The enclosed proxy materials are being delivered on behalf of FAFCO, Inc. (referred to in this Proxy Statement as “FAFCO,” the “Company,” “we,” “our,” or “us”) in connection with our Annual Meeting of Shareholders, including any adjournment or postponement thereof (the “Annual Meeting”). The meeting is scheduled to be held on November 7, 2003 at 3:00 p.m. local time, at our corporate headquarters located at 435 Otterson Drive, Chico, California.

      Among the matters to be considered at the Annual Meeting is a proposal to amend FAFCO’s Articles of Incorporation to effect the Reverse Stock Split, as defined in the Summary Term Sheet section below, which if approved, will enable us to “go private” and thus end our obligations to file annual and periodic reports and make other filings with the Securities and Exchange Commission. The Summary Term Sheet section below summarizes the Reverse Stock Split transaction.

      We are mailing this Proxy Statement, together with a form of proxy and our Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) for the year ended December 31, 2002, as amended (the “2002 Annual Report”) to shareholders entitled to vote at the Annual Meeting. This Proxy Statement is intended to be mailed on or about October      , 2003.

SUMMARY TERM SHEET

Purpose of The Reverse Stock Split

      The primary reason for the Reverse Stock Split is to bring the number of holders of the Company’s common stock below 300 so that the Company will no longer have the expense of filing ongoing reports with the Securities and Exchange Commission (“SEC”). The method for reducing the number of our shareholders was selected to provide shareholders owning less than 1,000 shares of the Company’s currently outstanding common stock the opportunity to dispose of their shares in a simple manner, at a favorable price and without having to pay brokerage commissions. The ratio of 1-for-1,000 was selected so as to reduce the number of current shareholders by approximately 500. See SPECIAL FACTORS — Purpose of The Reverse Stock Split.

Terms of the Reverse Stock Split

      As used throughout this Proxy Statement, the term “Reverse Stock Split” refers to a transaction consisting of the following steps:

•	Effective upon the filing of an amendment to FAFCO’s Articles of Incorporation, we will undertake a l-for-1,000 reverse stock split of our common stock, pursuant to which a holder of 1,000 shares of our common stock immediately before the reverse stock split will hold one share of our common stock immediately after the reverse stock split.

•	Any shareholder owning 1,000 or more shares of our common stock in any discrete account immediately before the reverse stock split will receive one one-thousandth of a share of common stock for each share of that common stock, with any resulting fractional shares being rounded to the nearest one-tenth of a share.

      Any shareholder owning less than 1,000 shares of our common stock in any discrete account immediately before the reverse stock split will receive cash in exchange for the resulting fractional share of that common stock and will no longer be a shareholder of FAFCO. We will pay each of these shareholders an amount equal to $0.70 per share of our common stock held by them immediately before the reverse stock split. Although an appraisal prepared by an independent valuation consultant determined the current fair value of our common stock to be $0.60 per share, a Special Committee recommended and the board of directors approved increasing the buy-out amount to $0.70 per share in order to provide a higher return on investment to the fractional shareholders being cashed out. The board of directors made this determination in good faith, based upon the recommendation of the independent Board Committee and other factors the board deemed relevant, as described in greater detail in the section of this Proxy Statement titled, “SPECIAL FACTORS RELATING TO THE GOING-PRIVATE TRANSACTION — Fairness of the Transaction,” “Independent Appraisal of Stock Value” and “Recommendation of the Board of Directors.” A more detailed discussion of the Reverse Stock Split can be found in the section of this proxy Statement titled, “Summary and Structure of the Reverse Stock Split.”

Effect of Going Private Transaction

      Following the reverse stock split, we will have fewer than 300 record shareholders and, as a result, we intend to terminate our status as a reporting company under the provisions of the 1934 Act. This will mean that we will no longer be required to file reports with the SEC or be classified as a public company. As a result of going private, there will be less information publicly available to the Company’s remaining shareholders, the public and to market makers which could adversely affect the trading market and market value for the remaining outstanding shares of the Company’s common stock. See SPECIAL FACTORS — Effects of The Reverse Stock Split.

Why the Company is Going Private

      Over the past several years, trading in the Company’s common stock has been extremely light and the per share value of its common stock has remained well below a dollar per share. As a result, Company shares are only traded in the “pink sheets” with no expectation of the shares ever trading on larger, more active exchanges such as the NASDAQ. Furthermore, the Company has not in the past and does not anticipate in the future using shares of its common stock for acquisition purposes, stock dividends or other uses for which a public traded stock would be advantageous. Due to the foregoing, the Company no longer felt that the substantial cost both in time and money required to maintain the Company’s reporting obligations under the 1934 Act were justified given the minimal benefits accruing to the Company. Furthermore, in light of certain recent legislative initiatives including the Sarbanes-Oxley Act of 2002, the Company anticipated that its compliance cost and professional fees related to remaining a reporting company would be increasing substantially. As a result, the Company’s board of directors determined that it was in the Company’s best interest to implement the Reverse Stock Split and, thereafter, terminate its reporting obligations under the 1934 Act.

Why a Reverse Stock Split was Determined Appropriate at This Time

      The board of directors considered various alternatives to structuring a going private transaction but decided that the Reverse Stock Split format provided the best alternative. The Reverse Stock Split format would (i) insure that the number of shareholders of the Company would be fewer than 300 following the transaction; (ii) accomplish the transaction with related expenses that were deemed reasonable relative to the size of the transaction and the anticipated savings; and (iii) provided shareholders owning less than 1,000 shares of common stock with a convenient and fair cash-out of their interest in the Company. See SPECIAL FACTORS — Reasons For Reverse Stock Split.

Fairness of the Transaction

      The board of directors believes that the Reverse Stock Split is fair to the Company’s unaffiliated shareholders, including both those who will receive cash in lieu of fractional shares as well as those who will receive post-reverse stock split shares of the Company’s common stock. In order to provide a fair and unbiased consideration of this going private transaction, the board of directors created a special committee consisting of the two disinterested (i.e. non-officer, non-employee directors) (the “Special Committee”) to evaluate and recommend the terms of the Reverse Stock Split. In addition, the Special Committee retained the services of an independent evaluation consultant to determine the fair market value to be paid to shareholders in lieu of their fractional shares. In setting the price to be paid for fractional shares, both the Special Committee and the full board of directors gave consideration to both the appraised value ($0.60 per share) as well as the recent trading price as reported in the “Pink Sheets®” for the Company’s common stock. The cash-out price recommended by the Special Committee and adopted by the board of directors, $0.70 per share, represents a 22.8 % premium over the highest bid price ($0.57 per share) reported during the first six months of 2003. See SPECIAL FACTORS — Fairness of The Transaction.

Shareholder Vote Required

      Under California law, the amendment to the Articles of Incorporation to accomplish the Reverse Stock Split requires the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the meeting. Due to the fact that Mr. Ford is expected to vote in favor of the proposed amendment to the Articles of Incorporation, it is anticipated that the amendment will receive sufficient votes to be approved.

Dissenter’s Rights

      California law provides for dissenter’s rights in conjunction with the proposed Reverse Stock Split. See “DISSENTER’S RIGHTS.”

Effective Date

      The Reverse Stock Split would be effective upon the filing of a amendment to our Articles of Incorporation with the Secretary of State of California. It is anticipated that this filing will be made as soon as possible following the approval by shareholders at the Annual Meeting. See Summary and Structure of The Reverse Stock Split.

Tax Consequences

      The anticipated federal and state income tax consequences to both continuing shareholders and those shareholders being cashed-out in the Reverse Stock Split transaction is set forth under the section “Material Federal and State Income Tax Consequences.”

Shareholders Entitled to Vote at the Annual Meeting

      Only shareholders of record at the close of business on September 15, 2003 will be entitled to vote at the Annual Meeting. On September 15, 2003, there were 3,891,529 shares of our common stock outstanding, each of which is entitled to one vote.

How to Vote Your Shares

      Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to vote now by completing and submitting the attached proxy card. If you own your shares in record name, you may cast your vote simply by marking your proxy card, and then dating, signing, and returning it in the postage-paid envelope provided.

      Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) should follow the instructions you receive from your nominee to vote these shares.

How to Revoke Your Proxy

      You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Properly executing and delivering a later-dated proxy;

•	Voting by ballot at the meeting; or

•	Sending a written notice of revocation to the inspectors of election in care of the Secretary of the Company at the address listed above.

Voting at the Annual Meeting

      Voting by proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If you hold your shares in street name, you must obtain a proxy executed in your favor from your nominee (such as a bank or broker) to be able to vote at the meeting.

      Your shares will be voted at the meeting as directed by the instructions on your proxy card if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting, and (4) you did not revoke your proxy prior to the vote.

The Board’s Recommendations

      If you send a properly executed proxy card without specific voting instructions, your shares represented by that proxy will be voted as recommended by our board of directors:

•	FOR Proposal 1, the election of the nominated slate of directors (see pages 17 to 23);

•	FOR Proposal 2, the approval of the Reverse Stock Split, which includes the approval of an amendment to FAFCO’s Articles of Incorporation to effect a 1-for-1,000 reverse stock split of our common stock and to provide that the price to be paid in lieu of issuing fractional shares to any FAFCO shareholder who held less than 1,000 shares of our common stock immediately before the Reverse Stock Split shall be an amount equal to $0.70 per share of that common stock (see pages 23 to 37).

Votes Required to Approve Each Item

      The presence at the Annual Meeting (in person or by proxy) of the holders of at least a majority of the shares outstanding on the record date, September 15, 2003, is necessary to have a quorum allowing us to conduct business at the meeting.

      The following votes are required to approve each item of business at the meeting:

•	Election of Directors (Proposal 1). The affirmative vote of the holders of majority of the shares of common stock outstanding and entitled to vote (in person or by proxy) at the meeting;

•	Reverse Stock Split (Proposal 2). The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote (in person or by proxy) at the meeting; and

•	Other Items. The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote (in person or by proxy) at the meeting is required to approve any other items of business that may properly come before the meeting.

      Broker “no-votes” and abstentions have no effect on the outcome of the vote for the election of directors or any other items, except that they will have the effect of a negative vote on the proposal to amend FAFCO’s Articles of Incorporation (Proposal 2). Broker “no-votes” occur when a nominee (such as a bank or broker) returns a proxy, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner.

SPECIAL FACTORS RELATING TO THE GOING-PRIVATE TRANSACTION

Purpose of Reverse Stock Split

      The purpose of the Reverse Stock Split is to acquire for cash the equity interests in FAFCO of each of the approximately 500 record holders of common stock, as well as an indeterminate number of beneficial holders of common stock held in the names of nominees, that, as of the effective date of the Reverse Stock Split (as described below), own fewer than 1,000 shares of common stock The purchase price is $0.70 per share of common stock owned immediately before the Reverse Stock Split.

      By purchasing the shares of the holders of fewer than 1,000 shares, we will:

•	Eliminate the cost of maintaining small shareholder accounts;

•	Permit these small shareholders to receive cash for all of their shares without having to pay brokerage commissions, as we will pay all transaction costs in connection with the Reverse Stock Split; and

•	Reduce the number of FAFCO’s shareholders of record to fewer than 300 persons, which will allow us to terminate our reporting obligations under the 1934 Act.

Reasons for Reverse Stock Split

      We incur direct and indirect costs associated with compliance with the Securities and Exchange Commission’s filing and reporting requirements imposed on public companies. The cost of this compliance is expected to increase further with the implementation of the provisions of the Sarbanes-Oxley Act of 2002. In addition, we pay substantially higher premiums for our directors’ and officers’ insurance policies as a public company than we would if we were not registered under the 1934 Act. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. Since we have relatively few executive personnel, these indirect costs can be substantial. In addition, the public disclosure we are required to make under the 1934 Act places us at a competitive disadvantage by providing our non-public competitors with detailed information about our operations and financial results while we do not have access to similar information about these competitors.

      We have not derived significant benefits from maintaining a public trading market. Our weekly trading volume during 2003 has averaged less than 1,000 shares, with no buying or selling occurring on many days. Our board of directors does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using stock as consideration. Accordingly, we are not likely to make use of any advantage (for raising capital, effecting acquisitions or other purposes) that our status as a reporting company may offer.

      In light of these circumstances, our board of directors believes that it is in our best interests to undertake the Reverse Stock Split at this time to enable us to deregister our common stock under the 1934 Act, which will relieve us of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the 1934 Act.

Effects of Reverse Stock Split on Shareholders

      If our shareholders approve the Reverse Stock Split, we intend to apply for termination of registration of our common stock under the 1934 Act as soon as practicable after completion of the Reverse Stock Split. The Reverse Stock Split will reduce significantly the number of FAFCO shareholders from approximately 624 to approximately 120 and the number of outstanding shares of our common stock from 3,891,529 to approximately 3,765. Upon termination of our reporting obligations under the 1934 Act, our common stock will still be eligible for listing and trading in the Pink Sheets®, as described below. However, the Company will not take steps to encourage or maintain an active trading market in the Company’s stock. In fact, we believe that completion of the Reverse Stock Split and the deregistration of our common stock under the 1934 Act will cause the trading volume for shares of our common stock to be substantially reduced or eliminated.

Shareholders with Fewer than 1,000 Shares of Common Stock in a Discrete Account

      If the Reverse Stock Split is implemented, shareholders holding fewer than 1,000 shares of our common stock immediately before the Reverse Stock Split (referred to as “Cashed Out Shareholders”):

•	Will not receive a fractional share of FAFCO common stock as a result of the Reverse Stock Split;

•	Will instead receive cash equal to $0.70 per share for each share of our common stock held immediately before the Reverse Stock Split;

•	Will have no further ownership interest in FAFCO with respect to cashed out shares, and will no longer be entitled to vote as shareholders or share in our assets, earnings or profits;

•	Will not have to pay any service charges or brokerage commissions in connection with the Reverse Stock Split;

•	Will receive cash for FAFCO common stock held immediately before the Reverse Stock Split in accordance with the procedures described in this Proxy Statement; and

•	Will not receive any interest on cash payments owed as a result of the Reverse Stock Split.

      All amounts owed to Cashed Out Shareholders as a result of the Reverse Stock Split will be subject to applicable federal and state income taxes and state abandoned property laws.

Shareholders with 1,000 or More Shares of Common Stock in a Discrete Account

      If the Reverse Stock Split is implemented, shareholders holding 1,000 or more shares of common stock immediately before the Reverse Stock Split (referred to as “Continuing Shareholders”):

•	Will receive one new share of FAFCO common stock for every 1,000 shares of common stock held immediately before the Reverse Stock Split. Any resulting fractional shares of common stock shall be rounded to the nearest 1/10 of a share. For example, if a Continuing Shareholder held 2,222 shares of FAFCO common stock immediately before the Reverse Stock Split, his or her shares would be converted to 2.2 shares of common stock; and

•	Will be the only persons entitled to vote as shareholders or share in our assets, earnings, or profits. Continuing Shareholders will not be entitled to receive cash for any portion of their shares.

      NOTE: If you will be a Cashed Out Shareholder as a result of the Reverse Stock Split and you want to continue to hold FAFCO common stock after the Reverse Stock Split, you may do so by taking either of the following actions far enough in advance so that it is complete by the effective date of the Reverse Stock Split:

1. Purchase a sufficient number of additional shares of FAFCO common stock on the open market and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with a nominee (such as your broker or bank) in which you hold your current FAFCO shares so that you hold at least 1,000 shares of FAFCO common stock in your record account immediately before the effective date of the Reverse Stock Split; or

2. If applicable, consolidate your accounts so that together you hold at least 1,000 shares of FAFCO common stock in one record account immediately before the effective date of the Reverse Stock Split.

      You will have to act far enough in advance so that the purchase of any FAFCO common stock and/or consolidation of your accounts containing FAFCO common stock is completed by the close of business prior to the effective date of the Reverse Stock Split.

      It is expected that upon the completion of the Reverse Stock Split, our directors and executive officers will own approximately 2,163 shares of our common stock, or approximately 57% of the then issued and outstanding shares of our common stock, as compared to 2,163,154 shares and approximately 56% prior to the Reverse Stock Split. Our common stock will have book value of $1.06 per share prior to and $1,026.46 per share after the Reverse Stock Split.

Effect of Reverse Stock Split on Market for Shares

      Our common stock is currently traded on the Pink Sheets, a centralized quotation service that collects and publishes market maker quotes for OTC securities. The Pink Sheets is not a stock exchange or a regulated entity. Price quotations are provided by OTC market makers and company information is provided by the OTC companies. In order for our common stock to be quoted on the Pink Sheets, it is necessary that one or more broker-dealers act as market makers and sponsor the common stock on the Pink Sheets. There are presently seven (7) known market makers for our common stock. In the event that we terminate the registration of our common stock under the 1934 Act, our common stock will cease to be eligible for trading on any securities market except the Pink Sheets, and even this source of liquidity may no longer be available. Following consummation of the Reverse Stock Split and the absence of current information about FAFCO being filed under the 1934 Act, there can be no assurance that any broker-dealer will be willing to act as a market maker in our common stock. There is also no assurance that shares of our common stock will be available to buy or sell after the Reverse Stock Split and the resulting decrease in shares outstanding.

      Shares no longer outstanding as a result of the Reverse Stock Split will revert back to authorized but unissued shares of the Company. The Company does not anticipate issuing shares in the foreseeable future except with regard to the exercise of outstanding options or other compensatory purposes.

Effect of the Reverse Stock Split on FAFCO

      If approved by our shareholders, the Reverse Stock Split will affect the public registration of our common stock with the Securities and Exchange Commission under the 1934 Act, as we intend to apply for termination of such registration as soon as practicable after the Reverse Stock Split.

      The Reverse Stock Split will reduce significantly the number of FAFCO shareholders and the number of outstanding shares of our common stock. See “The Anticipated Effects of the Reverse Stock Split — Reduction in the Number of Shareholders and the Number of Outstanding Shares.” The completion of the Reverse Stock Split and the deregistration of our common stock under the 1934 Act will render our common stock ineligible for listing on any stock exchange including the OTC Bulletin Board. After the Reverse Stock Split, we may attempt to maintain our listing in the Pink Sheets. However, Continuing Shareholders should expect the public market for shares of FAFCO common stock to be eliminated or substantially reduced.

      We have no current plans to issue common stock other than pursuant to our existing stock option plans, but we reserve the right to do so at any time and from time to time at such prices and on such terms as our board of directors determines to be in the best interests of FAFCO and its remaining shareholders. Continuing Shareholders will not have any preemptive or other preferential rights to purchase any of our stock that we may issue in the future, unless such rights are specifically granted to the shareholders.

Alternatives to Reverse Stock Split

      Our board of directors considered other alternative methods for reverting to the status of a private company including a merger into a privately held company or an issuer tender offer in addition to a reverse stock split transaction. After an initial evaluation of these alternative methods, the board of directors determined that the Reverse Stock Split transaction was the least costly and most expeditious means to take FAFCO private. Other than its initial evaluation, the Board did not spend any additional time on investigating the merger or issuer tender offer alternatives, choosing instead to focus its attention on the selected Reverse Stock Split transaction.

      The Reverse Stock Split will have federal tax consequences, which are described in detail in the section of this Proxy Statement titled “Proposal 2” under the heading “Material Federal Income Tax Consequences.”

Fairness of the Transaction

      In order to provide a fair and unbiased consideration of this going private transaction, our board of directors created a special committee consisting of William A. Berry and Robert W. Selig (the “Special Committee”). The Special Committee was given sole authority to supervise and approve the terms and conditions of the Reverse Stock Split and subsequent deregistration of our common stock under the 1934 Act. This authority included the power to select an appraiser and determine the price to be paid per share for those shareholders being cashed out. The Special Committee did not evaluate the procedural fairness of the Reverse Stock Split transaction.

      Mr. Berry and Mr. Selig are “independent directors” as defined by Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. Neither is currently, nor in the past three years has been, employed as an officer or employee of the Company or held any other relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Berry and Mr. Selig, in addition to being disinterested directors of FAFCO, have been board members since 1974 and are very familiar with our business and prospects. Mr. Berry has over 30 years of financial experience having been a financial officer in three companies or entities during that time. Mr. Berry has been the Chief Financial Officer of an energy industry research consortium since 1996. Mr. Selig has over 30 years of experience in operating companies and has been the President of a manufacturer and distributor of marine and weather equipment since 1969. Mr. Berry and Mr. Selig are shareholders of the Company and will be Continuing Shareholders.

      In connection with the Reverse Stock Split, the Special Committee relied in part on an independent valuation consultant to determine the current fair market value of our common stock. The Special Committee retained the services of an independent valuation consultant, Mel Abraham (the “Independent Appraiser”) to determine the current fair market value of our common stock.

      The Special Committee believes that the Reverse Stock Split, taken as a whole, is fair to, and in the best interests of, our unaffiliated shareholders, including those who will receive cash in lieu of fractional shares and those who will receive shares of our common stock. After studying the Reverse Stock Split and its anticipated effects on our shareholders, the Special Committee unanimously approved the transaction and deemed it fair to our unaffiliated shareholders.

      The Special Committee considered the factors below in reaching its conclusion as to the substantive fairness of the Reverse Stock Split to our unaffiliated shareholders. The Special Committee did not assign any specific weight to the factors.

Factors in Support of the Reverse Stock Split:

      (1) Opportunity for unaffiliated shareholders to sell holdings at a significant premium over current market price.

      In considering the price per share to be paid to Cashed Out Shareholders for fractional shares of common stock resulting from the Reverse Stock Split, the Special Committee considered several factors in its analysis. The Special Committee retained the services of an independent valuation consultant to determine the current fair market value of our common stock. The appraisal determined the fair market value to be $0.60 per share (“Appraised Value”).

      The Special Committee also considered the current book value of the Company which, without adjustment would be $1.06 per share. However, such book value is typically discounted if such shares represent only a small portion of the total outstanding shares and will not affect the control of the current shareholders, which is the case with this transaction. The book value is also typically discounted if the public market for the shares is not an active one. The FAFCO shares are currently traded only on the Pink Sheets with very little trading activity. Consequently, the Special Committee accepted the book value determination method used by the Independent Appraiser which applied a lack of control discount of 25% and a lack of marketability discount of 20%, resulting in a discounted book value equal to $0.63 per share.

      The Special Committee gave the greatest weight however to the price at which the Company’s common stock had been recently trading in the Pink Sheets as that price was viewed as the best indicator of what a willing buyer would pay to a willing seller. In other words, the Special Committee believed that the current market price, despite being based on low trading volume, was the best indicator of what a shareholder could currently sell his or her shares for in the stock market as compared to the value being offered to Cashed Out

Shareholders in the Reverse Stock Split transaction. See “PRICE RANGE OF COMMON STOCK; DIVIDENDS.” Based upon recent market trades, the highest reported bid price for a share of FAFCO stock during the first half of 2003 was $0.57 and the closing bid price for a share of common stock as reported by the National Quotation Bureau on August 4, 2003 (the date before filing of the preliminary proxy statement) was $0.41 dollar per share. However, the Special Committee also considered other aspects of the bid and asked prices of FAFCO stock during 2003 including the volatility of its stock price, the risk of future price decline and the potential for future price appreciation and the relatively low trading volume of the Company’s common stock. Based upon its evaluation of the above factors, the Special Committee determined that price per share of $0.70 would be an appropriate and fair price to be paid to unaffiliated shareholders that will receive cash in lieu of fractional shares. The Special Committee did not consider a separate going concern value as that value was incorporated in the Independent Appraiser’s analysis of the various valuation approaches considered. In addition, since the possible liquidation of the Company was never considered a viable alternative to the going private transaction, a liquidation valuation of the Company’s common stock was not considered.

      The Special Committee believes this consideration is fair to the unaffiliated Cashed Out Shareholders because it represents a 17% premium over the appraised value and provides a 22.8% premium over the highest bid price ($0.57 per share) reported for our common stock in the Pink Sheets during the first six months of 2003 and prior to the public disclosure of our proposed Reverse Stock Split. There are no indications that without effecting the proposed Reverse Stock Split the market price for the common stock will meet or exceed the consideration being offered any time in the foreseeable future. The Special Committee further determined the Reverse Stock Split as fair to unaffiliated shareholders owning fewer than 1,000 shares because it provides them an opportunity, that might not otherwise be available given the illiquid market for our common stock, to liquidate their holdings at a premium above current market prices, net book value and liquidation value and without brokerage commissions. After considering the recommendation of the Special Committee regarding the independent appraisal and the Special Committee’s determination of the price to be paid to Cashed out Shareholders, the board of directors accepted the Special Committee’s value as the value to be offered in connection with the Reverse Stock Split because this value provides a valuation above the appraised value and about the current market value and allows the Cashed Out Shareholders to immediately receive the cash value of their investment in FAFCO.

      (2) Ability to control decision to remain a FAFCO shareholder or liquidate common stock.

      Another factor considered by the Special Committee in determining the fairness of the transaction to unaffiliated shareholders is that current holders of fewer than 1,000 shares of our common stock may elect to remain shareholders of the Company following the Reverse Stock Split by acquiring additional shares so that they own at least 1,000 shares of our common stock immediately before the Reverse Stock Split. Conversely, shareholders that own 1,000 or more shares of our common stock who desire to liquidate their shares in connection with the Reverse Stock Split at the premium price offered may reduce their holdings to less than 1,000 shares by selling shares prior to the Reverse Stock Split. The Special Committee considers the structure of the going private transaction to be fair to unaffiliated shareholders because it allows them a measure of control over the decision of whether to remain shareholders after the Reverse Stock Split or to receive the cash consideration offered in connection with the Reverse Stock Split.

      (3) Significant cost and time savings to us.

      By reducing the number of shareholders to below 300 and deregistering our common stock under the 1934 Act, we expect to save approximately $130,000 per year in professional fees and expenses related to the preparation and filing of reports required by the 1934 Act. This expected savings does not take into account the expected increase in costs of 10% to 20% as the new SEC regulations applicable to reporting companies took effect. The termination of reporting obligations will also alleviate a significant amount of time and effort previously required of our executive officers to prepare and review these ongoing reports and filings.

      (4) No material change in percentage ownership of officers and directors.

      Because only an estimated 127,000 out of 3,891,529 shares of our common stock will be eliminated as a result of the Reverse Stock Split, the percentage ownership of Continuing Shareholders will be approximately the same as it was prior to the Reverse Stock Split. For example, our officers and directors currently own approximately 55% of our outstanding common stock and will own approximately the same percentage following completion of the Reverse Stock Split. We believe that structuring the transaction in a manner that preserves the approximate percentage ownership of the Continuing Shareholders, whether affiliated or unaffiliated, supports the fairness of the transaction to the unaffiliated shareholders.

Factors not in Support of the Reverse Stock Split:

      (1) Possible Reduction of public sale opportunities.

      Following the Reverse Stock Split and the deregistration of our common stock under the 1934 Act, we anticipate that the public market for shares of our common stock will be substantially reduced or eliminated altogether. FAFCO shareholders may no longer have the option of selling their shares of common stock in a public market. While FAFCO shares may continue to be listed in the Pink Sheets, because fewer than 1% of our outstanding common stock has been traded over the past 12 months, the current public market is highly illiquid and is likely to become even more illiquid after the consolidation of our outstanding shares. Due to the limited liquidity which currently exists for our common stock, the Special Committee believes any further losses of liquidity will have little effect on unaffiliated shareholders and will be outweighed by the benefits of going private. In addition, because the effect of further losses of liquidity will have the same impact on all of our shareholders, whether affiliated or unaffiliated, the Special Committee does not believe that this factor makes the transaction unfair to unaffiliated shareholders.

      (2) Termination of publicly available information.

      Upon terminating the registration of our common stock under the 1934 Act, we will no longer file, among other things, periodic reports with the Securities and Exchange Commission. Information regarding our operations and financial results that is currently available to the general public and our investors will not be available after we have terminated the registration of our common stock. Upon our cessation of filing reports with the SEC, investors seeking information about us will have to contact us directly to receive such information. We may or may not provide investors with requested information. However, we expect to provide Continuing Shareholders with periodic information about our business operations at least annually. The Company intends to compile and mail to Continuing Shareholders a brief annual report of the Company’s activities during each previous year including summarized unaudited financial statements as of the most recent completed fiscal year. The Special Committee does not believe this factor makes the transaction unfair to unaffiliated shareholders because any detriment to unaffiliated shareholders that may result from the termination of our public filings will be offset by the benefits to us of no longer being a public company.

      (3) Provisions of the Sarbanes-Oxley Act No Longer Applicable to the Company

      As a result of the Sarbanes-Oxley Act of 2002, the SEC has implemented a number of new procedural and disclosure requirements applicable to company’s reporting under the 1934 Act. Upon completion of the going private transaction and the deregistration of our common stock under the 1934 Act, we will no longer be subject to most of the new regulations mandated by the Sarbanes-Oxley Act. For example, the certifications required to be filed by the Company’s CEO and CFO pertaining to its financial statements and disclosure controls and procedures as well as the attestation of such internal controls by the Company’s public accounting firm would no longer be required. Furthermore, the penalties for the falsification of such a certification would also be eliminated. Certain procedural requirements such as the prohibition on company loans to directors and executive officers would also no longer be applicable to the Company.

      (4) Inability to participate in any future increases in value of FAFCO common stock.

      Cashed Out Shareholders will have no further financial interest in FAFCO with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares. The Special Committee determined that this factor does not make the transaction unfair to unaffiliated shareholders because those unaffiliated shareholders who wish to remain shareholders after the Reverse Stock Split can do so by acquiring additional shares so that they own at least 1,000 shares immediately before the Reverse Stock Split. Furthermore, the consideration offered for our common stock being cashed out in connection with the Reverse Stock Split takes into account the estimated going concern value of such shares, which value includes a premium over the previous market value of such shares, using the methodology described below in the calculation of the appraised value.

Recommendations of the Special Committee and the Board of Directors as to the Reverse Stock Split Transaction

      The Special Committee believes that the factors mentioned above, when viewed together, support a conclusion that the Reverse Stock Split is fair to FAFCO’s unaffiliated shareholders because under the proposed Reverse Stock Split, Cashed Out Shareholders will receive an amount per share of common stock which represents a premium over both the appraised value and the current market value for that stock. Unaffiliated shareholders will have some measure of control over whether they remain shareholders after the Reverse Stock Split by acquiring additional shares so that they own at least 1,000 shares immediately before the Reverse Stock Split. Both Mr. Berry and Mr. Selig will be Continuing Shareholders who, together with those unaffiliated shareholders who continue as shareholders following the Reverse Stock Split, will maintain approximately the same percentage ownership that they had prior to the Reverse Stock Split. The potential loss of liquidity in shares of common stock does not appear to be a significant loss given the historically small trading volume of the common stock over the past 12 months. Furthermore, the Special Committee believes that any detriment associated with the reduction in public information available regarding our operations and financial results will be offset by the savings in costs and management time expected to be realized from termination of our public reporting obligations.

      The Board made its own independent analysis of the structural fairness of the Reverse Stock Split as to unaffiliated shareholders based upon the recommendation of the Special Committee, as to the substantive (i.e. price per share) fairness of the Reverse Stock Split. The Board also made its own independent analysis of the procedural fairness of the Reverse Stock Split including the requirement for shareholder approval, the ability of shareholders to acquire additional shares if they wish to remain as Continuing Shareholders and the requirement to provide dissenters rights pursuant to California regulations. Based on the above described analysis, the board of directors has determined that the Reverse Stock Split, taken as a whole, is fair to, and in the best interests of our unaffiliated shareholders, including those who will receive cash in lieu of fractional shares and those who will receive shares of our common stock and continue as shareholders as a result of the Reverse Stock Split.

      We have not structured the Reverse Stock Split to require the separate approval of at least a majority of our unaffiliated shareholders nor did the board of directors retain an unaffiliated representative to act solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Reverse Stock Split. Our board of directors appointed the Special Committee of disinterested directors to approve the terms of the Reverse Stock Split and has obtained an outside appraisal to determine the fair market value of the common stock because such procedures tend to ensure the fairness and integrity of the going private transaction. Other than Messrs. Berry and Selig, the remaining members of the board of directors are officers and/or employees of the Company. Consequently, despite the absence of certain procedural safeguards identified above, the Special Committee and the board of directors believe they have exercised reasonable methods, procedures and analysis to support their belief as to the fairness of the going private transaction.

Independent Appraisal of Stock Value

      The Special Committee interviewed and was given authority to select an independent appraiser. The Special Committee selected Mel Abraham (the “Independent Appraiser”) of Wood Ranch, California to determine the fair value of our common stock.

      The Special Committee set the terms of the Independent Appraiser’s engagement including the scope of his review. The Independent Appraiser was requested to determine the “fair market value” of FAFCO’s common stock which was defined as the cash price a hypothetical willing buyer would pay to purchase a one-share common equity interest (on a non-controlling, non-marketable interest basis) as of June 30, 2003 in FAFCO, on a going-concern basis, from a hypothetical willing seller. The Independent Appraiser was not requested to and did not address whether a particular price per share to be paid to Cashed Out Shareholders would be fair, from a financial point of view, to the unaffiliated shareholders.

Appraisal Objective

      The purpose of the valuation was to render an opinion of the fair market value of a one-share common equity interest (on a non-controlling, non-marketable interest basis) as of June 30, 2003 for FAFCO, Inc.

      The term “fair market value” was defined as follows:

“The price at which the property would change hands between a willing buyer and a willing seller, neither being under a compulsion to buy or sell and both having reasonable knowledge of relevant facts and the ability to buy or sell. Court decisions frequently state in addition that the hypothetical buyer and seller are assumed to be able, as well as willing, to trade and to be well informed about the property and concerning the market for such property.”

      The Appraisal report was based on historical and prospective financial information provided to the Independent Appraiser by management and other third parties. Had the Independent Appraiser audited or reviewed the underlying data, matters may have come to his attention, which may have resulted in his using amounts, which differ, from those provided. Accordingly, the Independent Appraiser takes no responsibility for the underlying data presented in this report. Users of this valuation report should be aware that valuations are based on future earnings potential that may or may not materialize. Additionally, this valuation is based on those facts, which were considered known, knowable and foreseeable as of June 30, 2003.

      This report has been prepared for the specific purpose of valuing FAFCO, Inc. common stock (on a non-controlling, non-marketable interest basis) as of June 30, 2003, which value is to be utilized in determining the value of the interest for establishing the value in conjunction with evaluating the possibility of deregistering the stock in FAFCO and buying back certain interests from shareholders. As such, the analysis and report does not constitute a fairness opinion and the Independent Appraiser expresses no opinion on the fairness of any consummated transaction.

Valuation Approaches

      The appraisal approach was to determine an opinion of fair market value, which would provide a fair and reasonable return on investment to an investor or owner, in view of the facts available to the Independent Appraiser at the valuation date. The appraisal is based on, among other things, the Independent Appraiser’s estimate of the risks facing FAFCO and the return on investment, which would be required on alternative investments with similar levels of risk.

      The Independent Appraiser considered three broad approaches used in valuing FAFCO’s common stock:

Asset-Based Approach
Income-Based Approach
Market-Based Approach

Asset-Based Approach

      In some situations, underlying asset values may represent the value of an enterprise. The following conditions, would indicate the appropriateness of using an asset-based approach:

1. The company has no earnings history, or its operations cannot be reliably estimated;

2. The company depends heavily on competitive contract bids, and there is no consistent, predictable customer base;

3. The company has little or no value from labor or intangible assets;

4. A significant portion of the company’s assets are composed of liquid assets or other investments;

5. It is relatively easy to enter the industry;

6. There is a significant chance of losing key personnel, which could have a substantial negative effect on the company.

      In relating these conditions to FAFCO, the Independent Appraiser believed the use of a purely asset-based valuation method is not appropriate as long as some profitability can be sustained. Further, he considered several asset-based methods as required by Revenue Ruling 59-60 as summarized below.

Book Value

      Book value represents the “accounting value” of assets minus liabilities at the balance sheet date. Because balance sheets are normally prepared in accordance with generally accepted accounting principles, the book value of a company does not consider the fair market value of underlying net assets nor its economic earnings capacity. Thus, book value may not be indicative of the fair market value of a business, but it may serve as a measure of its minimum value. Book value at the valuation date was $4,111,200 on a historical basis or $1.06 per share. However, this amount would be adjusted for the lack of control and lack of marketability discounts as discussed under subparagraph (1) of the “Factors in Support of the Reverse Stock Split.”

Adjusted Book Value

      The adjusted book value or adjusted net assets of a company is represented by total equity as shown on its historic balance sheet, with adjustments for the fair market value of tangible assets and liabilities at the balance sheet date. Any off-balance sheet and/or contingent assets and liabilities would also be included at their fair market values. This valuation was not used because it did not reflect the earning capacity of the Company.

Liquidation Value

      Liquidation value is not normally applicable in the valuation of a typical going concern. However, if the company is worth more in liquidation, and the holder of the appraised interest can force such an action to occur, the liquidation value of assets less liabilities would be an appropriate measure of value. Depending on the existence and value of goodwill, this may in fact be the case. As of the valuation date there was no evidence that Management intended to wind down the operations of FAFCO as a “quitting concern” in either an orderly or forced liquidation. Thus, the Independent Appraiser did not explore this method.

     Income-Based Approach

      This approach generally considers the company being valued, as though it was an investment mechanism whose purpose is to produce a monetary return for its owners. Application of income-based methods involves establishing an income (return) figure for the company (investment) being valued, determining the appropriate relationship between income and value, and converting the estimated income into an estimate of value.

      Based upon the nature of the Company, the historical operations and the inability to accurately project earnings into the future the Independent Appraiser utilized the average of the net equity cash flows for the years ended December 31, 2001 and December 31, 2002 as well as the six months ended June 30, 2003.

      The Independent Appraiser believed that this approach most appropriately captures the representative level of benefits a hypothetical buyer can expect to receive based upon the facts known, knowable and foreseeable as of the valuation date. Lastly, this approach reflected the operations after FAFCO’s relocation to the new more efficient facility in 2000 which impacted FAFCO operations during that year.

      This methodology requires the calculation of average normalized net equity cash flows divided by a cost of capital estimate.

Capitalization of Earnings Method

      The capitalization of earnings method is an “income oriented” approach. This method is used to value a business based on the future estimated earnings to be generated by the company. These estimated future earnings are capitalized by an appropriate capitalization/discount rate. This method assumes that all of the assets, tangible or intangible, are indistinguishable parts of the business, and does not attempt to separate the values of the two. In other words, the critical component to the business’ value is its earnings.

      This method is more theoretically sound in valuing a profitable business where the investor’s intent is to provide for a return on investment, over and above a reasonable amount of compensation. It is also appropriate for estimating the value of businesses that are not capital intensive. Therefore, this method may not be appropriate for businesses that are considered capital intensive or experiencing substantial growth, decline or expected erratic future earnings.

      This method determines the value of a business or other contemplated investment by establishing a relationship between (1) normalized historic earnings (a proxy for expected future earnings), (2) the expected or required yield or rate of return (capitalization rate) on comparable investments of similar risk, and (3) the estimated value of the subject business.

      The Independent Appraiser selected this method to value the operating entity in this case because it best reflected the earnings capacity of an organization such as FAFCO.

Capitalization of Excess Earnings Method

      The excess earnings method was included under the income-based approach so that the appropriate understanding of cost of capital and discount and capitalization rates could be developed.

      Unlike all of the other methods discussed thus far, this method is an “income and asset” oriented approach to arrive at a value for non-actively traded businesses. It is based on the argument that the total estimated value of a business is the sum of the values of the adjusted net assets (as determined by the adjusted net asset method) and the value of the intangible assets.

      Net tangible assets are comprised of the fair market value of total assets minus total liabilities. Intangible assets, primarily going concern value and goodwill, are calculated by capitalizing earnings which exceed a “reasonable” rate of return on the adjusted net tangible operating assets by an “excess” earnings capitalization rate.

      The premise of this methodology is that an entity is producing earnings in excess of a “reasonable” rate of return on the tangible assets. Further it is also derivative of a single-period capitalization model discussed above and as such theoretically would not result in a value any different than the capitalization of earnings would. Lastly, Revenue Ruling 68-609 states, that this method should only be used if there is no other more appropriate method available. For this reason, the Independent Appraiser did not consider the use of this method any further.

Discounted Earnings Method

      The discounted earnings method is often referred to as the “discounted cash flow” method, which suggests that the only “type” of earnings that should be applied with this method would be some definition of cash flow (i.e., operating cash flow, after-tax cash flow, or discretionary cash flow). The discounted earnings method however, is more limited in its definition as to the “type” of earnings that can be applied.

      The discounted future benefits method is based on the concept that the total value of a business is the present value of its projected economic income plus the present value of a “terminal value”. This method requires that economic income be projected for a given number of years and that a terminal value assumption be made. Each year’s projected economic income and the terminal value are discounted to the present, using an appropriate discount rate. This rate assesses the risk associated with a company achieving the estimates of the projected economic income. The Independent Appraiser did not use this method because suitable and reliable historical data was available.

Market-Based Approach

      These methods represent a market-oriented approach to estimating value by comparing the company being valued to ownership interests in similar companies, public and/or private, that have actually been sold to determine a value estimate. The market comparison approach is contingent upon the availability of exchanges (and information thereon) involving reasonably comparable businesses in a free and active marketplace. There are four methods the Independent Appraiser considered in applying this approach:

1. Transaction Value Method

2. Industry Formula or Rule-of-Thumb Method

3. Private Market Data Method

4. Public Market Data Method (Guideline Company Method)

      These methods were not used due to a lack of comparable transactions and the absence of an industry formula or rule-of-thumb for valuation purposes.

      Based upon the various valuation approaches described above, the Independent Appraiser selected the Income-Based Approach to be the most appropriate valuation methodology for the reasons summarized as follows:

1. The availability of profitable historical operating results, which could be utilized in the determination of value.

2. The availability of audited historical operations which provide a factual and defined base of earnings which, when adjusted to a normalized level, allow for a conversion into value. In addition, given some volatility in the historical operating results and FAFCO’s inability to accurately project future operations on a discrete year by year basis, an income-based method best reflects such factors in the determination of value.

3. The Independent Appraiser believed that asset based methods do not appropriately consider the risks or the earnings capacity of the entity (except as it relates to the excess or non-operating assets).

4. While the use of stock market transaction data may provide for an indication of how the market would perceive value, such consideration of past transactions provide a more general indication or benchmark for value.

5. The Income-Based Approach best reflects value as a future concept whereby the value is based upon the ability to receive benefits in the future.

     Appraisal Value

      Based upon the reasoning listed above, the Independent Appraiser concluded that the Income-Based Approach of capitalization of benefits was the most appropriate method, resulting in a fair market value of $0.60 for each share of FAFCO common stock (on a non-controlling, non-marketable interest basis) as of June 30, 2003.

      Mr. Abraham has consented to the reference to his appraisal report in this Proxy Statement. The appraisal report is available for inspection and copying at our principal executive offices in Chico, CA during regular business hours by any interested FAFCO shareholder or representative who has been so designated in writing. We will also provide a copy of the appraisal report to any interested shareholder upon written request and at the expense of the requesting shareholder.

PROPOSAL 1

ELECTION OF NOMINEES TO SERVE ON THE BOARD OF DIRECTORS

      The five nominees listed below are proposed for election to our board of directors at the Annual Meeting of Shareholders, to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The accompanying proxy will be voted in favor of the listed nominees unless you indicate otherwise on the proxy. We expect that all nominees will be able and willing to serve as directors.

      In the event that any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. Alternatively, the board of directors may decide to reduce the number of directors, either temporarily or permanently, in the event any vacancy occurs. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Board of Directors

      Freeman A. Ford, age 62, serves as Chairman of the Board, President, and Chief Executive Officer. Mr. Ford, a co-founder of the Company, has served as Chairman of the Board since 1972, as Chief Executive Officer of the Company since May 1979, and as President since 1984. Mr. Ford is also a Director of H.B. Fuller Company.

      William A. Berry, age 64, is Senior Vice President and Chief Financial Officer of the Electric Power Research Institute, an energy industry research consortium. He has served in this position since May 1996. From April 1992 to May 1996, Mr. Berry served as Senior Vice President and Chief Financial Officer of Compression Labs, Inc. a supplier of video-conferencing equipment. Mr. Berry has served as a Director of the Company since 1974 and is also a member of the Audit Committee.

      Robert W. Selig, Jr., age 63, has served as President of Davis Instruments Corporation, a manufacturer and distributor of marine and weather equipment since 1969. Mr. Selig has served as a Director of the Company since 1974 and is also a member of the Audit Committee.

      William F. Chisholm, age 34, is a Partner at Symphony Technology Group, a venture capital firm. He has held this position since February 2000. Prior to joining Symphony Technology Group, Mr. Chisholm served as a management consultant at Bain & Company, an international strategy consulting firm from August 1996 to January 2000. From January 1994 to August 1996, Mr. Chisholm attended the Wharton Business School where he received a Master of Business Administration degree. Mr. Chisholm has served as a Director of the Company since 1999.

      David F. Ford, age 35, has served as president of Danger! Books, a book publisher and distributor, since February 1996. In February 1995, Mr. Ford joined H.B. Fuller Company as a communications specialist and later assumed the position of Marketing Analyst and remained in that capacity until May 1998. Mr. Ford has served as a Director of the Company since 1999.

      David Ford and William Chisholm are the son and son-in-law of Mr. Freeman A. Ford.

Information Regarding the Board of Directors and its Committees

      Our board of directors oversees our operations, activities and performance. Members of the board of directors stay informed of our business through discussions with our Chief Executive Officer and other members of management and staff, by reviewing materials provided to them, and by participating in board of directors and committee meetings. The board of directors met two times during the last fiscal year. All directors attended more than 50% of the aggregate number of board of directors meetings and meetings of committees on which they served.

      Our board of directors has an audit committee. There is no standing compensation or nominating committee. The members of the audit committee and the functions performed by it are outlined below:

      The audit committee consists of outside directors Messrs. Berry and Selig, each of whom is independent as defined under the rules of the NASD. The audit committee makes recommendations to the board of directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by the independent auditors, reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements and receives and considers comments from the independent auditors on our internal controls.

      The audit committee meets with our independent auditors to review the results of their quarterly reviews and annual audit. The audit committee also meets with the independent auditors to approve the annual scope of the audit services to be performed.

     Report of the Audit Committee of the Board of Directors.

      The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for our financial statements and the overall reporting process, including our system of financial controls. In fulfilling its oversight responsibilities during fiscal year 2002, the audit committee:

•	reviewed and discussed our unaudited and audited financial statements with management and separately reviewed and discussed our audited annual financial statements with our independent public accountants, Burr, Pilger & Mayer;

•	reviewed and approved both the nature and cost of all non-audit services performed by Burr, Pilger & Mayer during the year;

•	discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Burr, Pilger & Mayer;

•	reviewed our financial controls and financial reporting process; and

•	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

      The board of directors has adopted a written audit committee charter.

      The audit committee also reviewed with Burr, Pilger & Mayer, which is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, the firm’s judgment as to the quality, and not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted accounting principles. The audit committee met with Burr, Pilger & Mayer, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

      In addition, the audit committee has discussed with Burr, Pilger & Mayer the firm’s independence from management and the Company, including the matters in the written disclosures and the letter from independent auditors required by the Independence Standards Board, Standard No. 1. The audit committee further discussed with Burr, Pilger & Mayer all matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The audit committee also considered the compatibility of Burr, Pilger & Mayer’s non-audit services (principally tax advisory services) with the standards for auditor independence. The audit committee discussed with Burr, Pilger & Mayer the overall scope and plans for their audit.

      The directors who serve on the audit committee all meet the financial literacy and expertise tests recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. During fiscal 2002, the audit committee met 2 times with all members in attendance at each meeting.

      In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the audit committee recommended to the board of directors that the audited financial statements be included in our 2002 Annual Report.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
FOR FISCAL 2002

William A. Berry
Robert W. Selig, Jr.

      The Audit Committee recommended and the board of directors approved the selection of Burr, Pilger & Mayer, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2003. Burr, Pilger & Mayer audited the Company’s financial statements for the last fiscal year. Representatives of Burr, Pilger & Mayer are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY BURR, PILGER & MAYER

Audit Fees:

      Audit fees billed to the Company by Burr, Pilger & Mayer during the fiscal year 2002 for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q, totaled $58,656.

Financial Information Systems Design and Implementation Fees:

      The Company did not engage Burr, Pilger & Mayer to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees:

      Fees billed to the Company by Burr, Pilger & Mayer during the fiscal year 2002 for all other non-audit services rendered to the Company, including tax related services totaled $8,554.

      Shareholder ratification of the selection of Burr, Pilger & Mayer as our independent public accountants is not required by our by-laws.

      The audit committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of the independent auditors.

Security Ownership of Certain Beneficial Owners and Management

      A table setting forth the beneficial ownership of our common stock as of March 13, 2003 by (1) each person known by us to beneficially own more than 5% of our common stock, (2) each director and nominee for director, (3) our executive officers who received salary and bonus compensation of $100,000 or more for the three years ended December 31, 2000, 2001 and 2002 and (4) all current directors and executive officers as a group appears at pages 25 and 26 of our 2002 Annual Report, which is included as Appendix A to this Proxy Statement. There has been no significant change in the stock ownership of any listed individual since March 13, 2003, however the number of shares beneficially owned by Freeman Ford as disclosed in the 2002 Annual Report should have shown 2,111,096 or 51% of the currently outstanding shares of FAFCO common stock which includes 1,998,846 shares owned and rights to acquire an additional 112,250 shares of common stock.

Executive Officers

      The names, ages and positions of our executive officers are listed below along with their business experience during the past five years. No arrangement or understanding exists between any executive officer and any other person pursuant to which he or she was elected as an executive officer.

      Freeman A. Ford, age 62, serves as Chairman of the Board, President and Chief Executive Officer. Mr. Ford, a co-founder of the Company has served as Chairman of the Board since 1972, as Chief Executive Officer of the Company since May 1979, and as President since September 1984. Mr. Ford is also a Director of H.B. Fuller Company.

      Alex N. Watt, age 61, serves as Executive Vice President and Secretary. Mr. Watt joined the Company as its Vice President-Finance and Chief Financial Officer in July 1984, and has served as Secretary since March 1985 and as Executive Vice President since June 1988.

      David Harris, age 47, serves as Vice President, Sales. Mr. Harris joined the Company in August 1981 as a sales representative and has held the positions of Pool Builder Manager, National sales Manager-Pool Products, Pacific Northwestern Region Sales Manager, National Sales Manager-Solar Division, National Sales Manager, Vice President-Sales and Marketing (from June 1988 until April 1993) and President-Pool Products Division (from May 1993 until May 1995). Mr. Harris assumed his current position in June 1995.

      Nancy I. Garvin, age 57, serves as Vice President, Finance. Ms. Garvin joined the Company in May 1974 as an accounting clerk and has since held the positions of Accounting Manager from January 1981 until September 1985 and Controller from September 1985 to December 1998. Ms. Garvin assumed her current position in January 1999.

Information Regarding Director and Executive Officer Compensation

     Director Compensation

      Members of our board of directors, other than employee-directors, are entitled to receive $750 for each board of directors meeting attended, $750 for each audit committee meeting held on a day when a board of directors meeting was not also held, and $350 for each special committee meeting attended. The non-employee members of our board of directors also receive an annual retainer in the amount of $4,000.

      Certain information regarding the compensation we paid to our Chief Executive Officer and our other executive officers who received salary and bonus compensation of $100,000 or more for the three years ended December 31, 2000, 2001 and 2002 appears at pages 21 and 22 of our 2002 Annual Report, which is included as Appendix A to this Proxy Statement.

Executive Officer Compensation — Compensation Pursuant To Plans

      Described below are the compensation plans that we have established that provide for the payment of non-cash compensation to certain of our directors and executive officers. The amounts paid to the listed individuals and group are also disclosed.

     Employee Stock Purchase Plan

      We have a 2002 Stock Plan under which 500,000 shares of common stock have been reserved for issuance to employees and consultants. Options to purchase common stock are also outstanding under our 1991 Stock Option Plan. During 1999, we granted options to purchase 136,000 shares, exercisable at $0.50 per share, the fair market value on the date of grant. During 2001 and 2002, no options were granted. Options to purchase 800 and 20,000 shares were exercised in 2000 and 2001 respectively. No new grants may be made under the 1991 Stock Option Plan. We have a 1991 Director’s Stock Option Plan under which 50,000 shares of common stock are reserved for issuance. During 1999, we granted options to purchase 20,000 shares, exercisable at $0.50 per share, the fair market value on the date of grant. No new grants may be made under this plan.

      Options granted under these plans become exercisable at a rate of 20% per year for five years from date of grant and expire six years or ten years from date of grant.

      We made no long-term incentive plan awards in the last fiscal year.

Certain Relationships and Related Transactions

      Information regarding certain relationships and related party transactions appears at page 24 of our 2002 Annual Report, which is included as Appendix A to this Proxy Statement.

PROPOSAL 2

AMENDMENT OF OUR ARTICLES OF INCORPORATION TO EFFECT A 1-for-1,000 REVERSE

STOCK SPLIT OF OUR COMMON STOCK AND TO SET THE PRICE TO BE PAID IN LIEU
OF ISSUING FRACTIONAL SHARES TO SHAREHOLDERS WHO HOLD LESS THAN
1,000 SHARES OF FAFCO COMMON STOCK BEFORE THE REVERSE STOCK SPLIT

Background of the Reverse Stock Split

      FAFCO was incorporated under the laws of the State of California in 1972. Our business has been to design, develop, manufacture and market solar heating systems for swimming pools and thermal energy storage systems for commercial and industrial cooling.

      On May 14, 1981, we filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission in conjunction with a public offering of 635,000 shares of our common stock. As a result of this public offering, the number of FAFCO shareholders rose to over 700 and we registered our common stock under the 1934 Act and became a public reporting company, and our common stock became listed for trading in the over-the-counter market under the symbol “FAFO” on NASDAQ. On August 15, 1987, our common stock was delisted from NASDAQ. Following the delisting, we listed our common stock on the Pink Sheets, a centralized quotation service that collects and publishes market maker quotes for over-the-counter securities. Our common stock has never been listed on an exchange or quoted on any automated quotation system.

      At the time we conducted our initial public offering, we had significant expansion plans which included various acquisition strategies. We also emphasized employee stock ownership as a significant part of our compensation and employee incentive strategy.

      However, since becoming a publicly traded company, our stock has never attracted institutional investors or market research attention which could have created a more active and liquid market for our common stock. Extremely low trading volume (a weekly trading average of fewer than 1,000 shares during the period of October 2002 through July 2003) and low market capitalization have reduced the liquidity benefits to FAFCO’s shareholders and mitigated the employee incentive rationale. We also believe that many FAFCO shareholders believe their common stock is of so little value that brokerage commissions have deterred them from selling their shares.

      In addition, the board of directors does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using stock as consideration. Accordingly, we are not likely to make use of any advantage (for raising capital, effecting acquisitions or other purposes) that our status as a reporting company may offer.

      We incur direct and indirect costs associated with compliance with the SEC’s filing and reporting requirements imposed on public companies. In addition, we pay substantially higher premiums for our directors’ and officers’ insurance policies as a public company than we would if we were not registered under the 1934 Act. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. Since we have relatively few executive personnel, these indirect costs can be substantial.

      Based on our experience in prior years, our direct costs of complying with the 1934 Act reporting requirements are estimated to approximate $276,585 annually, and are generally broken down, as follows:

Independent Auditors	$58,700	(1)
SEC Counsel	42,600
Printing and Mailing	27,800
Transfer Agent	6,500
Directors’ and Officers’ Insurance	30,600
Miscellaneous Costs	110,385	(2)

	$276,585

(1)	After its de-registration under the 1934 Act, the Company would no longer require quarterly reviews or an annual audit by its independent accountants. Furthermore, the Company has verified with its mortgage lender that it would not require audited financial statements if the Company was not otherwise required to prepare such audited financial statements

(2)	This amount reflects the value of the estimated amount of time spent by four officers and employees of the Company on SEC compliance matters. After the Company terminates its registration under the 1934 Act, such costs, although not eliminated, will be redirected to time spent on the Company’s core business activities.

      Due to the illiquid nature of our common stock and its low valuation (under $1.00) for the past several years, our board of directors and management believe that the recurring expenses and burden of maintaining so many small shareholder accounts coupled with the costs associated with maintaining compliance with the 1934 Act reporting obligations are not cost effective for an enterprise of FAFCO’s size.

      For the past approximately five years the board of directors had periodically discussed the benefits and costs of going private, particularly whether the ongoing costs of being a public reporting company justified the benefits of remaining a public company. The increasing compliance costs and procedures resulting from the passage of the Sarbanes-Oxley Act of 2002 and the many regulatory initiatives which have resulted from that legislation, convinced the board of directors that now was an appropriate time to terminate the Company’s registration under the 1934 Act.

      Deregistering under the 1934 Act will relieve us of the administrative burden and costs associated with filing reports and otherwise complying with the requirements under the 1934 Act. See “SPECIAL FACTORS — Fairness of the Transaction” for a discussion regarding the burden of continued registration of our common stock under the 1934 Act.

      One related benefit from terminating the registration of our common stock under the 1934 Act will be the retention of certain proprietary financial information. The disclosure contained in our 1934 Act filings can be readily analyzed by our privately-held competitors, leaving us at a competitive disadvantage since we do not have access to similar information concerning many of our rivals.

      Estimates of the annual savings to be realized if the Reverse Stock Split is approved and implemented are based upon (i) the actual costs to us of the services and disbursements in each of the categories listed above that were reflected in our recent financial statements and (ii) the allocation to each category of management’s estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to our public reporting company status.

      We expect the actual cost savings of being a private company to be much greater than simply eliminating the estimated historical costs. As a result of recent corporate governance scandals and the legislative and litigation environment resulting from those scandals, the costs of being a public company in general, and the costs of our remaining a public company in particular, are expected to increase dramatically in the near future. For example, our directors’ and officers’ insurance increased by approximately 155% upon the renewal of our policy in 2003. Moreover, new legislation, such as the recently enacted Sarbanes-Oxley Act of 2002, will have the effect of increasing the compliance burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely increase audit fees and other costs of compliance such as securities counsel fees, increase outside director fees and increase potential liability faced by our officers and directors.

      In some instances management’s cost saving expectations were based on information provided or upon verifiable assumptions. For example, our auditors have informed us, informally, that there will be a reduction in auditing fees if we cease to be a public reporting company. In addition, the costs associated with retaining legal counsel to assist with complying with the 1934 Act reporting requirements will be eliminated if we no longer file reports with the SEC and are otherwise not required to comply with the extensive disclosure requirements that apply to public companies.

      Other estimated cost savings of becoming a private company are more subjective: the savings in fees charged by the Transfer Agent that are expected because of the 80% reduction in the number of accounts to be handled by the Transfer Agent; the lower printing and mailing costs attributable to such reduction and the less complicated disclosure required by our private status; the reduction in management time spent on compliance and disclosure matters attributable to our 1934 Act filings; the lower risk of liability that attends private (as distinguished from public) company status and the reduced premiums for directors’ and officers’ liability insurance expected to result; and the reduction in direct miscellaneous clerical and other expenses (such as the word processing, conversion to EDGAR, telephone and fax charges associated with Securities Exchange Commission filings).

      The cost savings figures set forth above are only estimates. The actual savings we realize from going private may be higher or lower than such estimates.

      In light of our size and resources, the board of directors does not believe the costs associated with maintaining our status as a public reporting company and maintaining our small shareholder accounts are justified. The board of directors believes that it is in the best interests of FAFCO and its shareholders as a whole to eliminate the administrative burden and costs associated with maintaining its status as a public reporting company and its small shareholder accounts.

      The board of directors has determined that the Reverse Stock Split is the most expeditious and economical way of liquidating the holdings of small shareholders and changing our status from that of a public reporting company to that of a more closely-held, private company. The board of directors has determined in consultation with management that the Reverse Stock Split ratio should be 1-for-1,000. The board of directors believes that it would be in the best interests of our shareholders to maximize the number of shareholders who would receive cash (which the Special Committee has determined to be fair value) for their shares. Numerous factors were considered in reaching its determination. See “SPECIAL FACTORS — Fairness of the Reverse Stock Split” and “Independent Appraisal of Stock Value.”

Summary and Structure of the Reverse Stock Split

      Our board of directors has authorized the Reverse Stock Split, and recommends the transaction for your approval. The Reverse Stock Split consists of a proposal to amend FAFCO’s Articles of Incorporation in order to effect a 1-for-1,000 reverse stock split of our common stock, pursuant to which a holder of 1,000 shares of our common stock immediately before the Reverse Stock Split will hold one share of our common stock immediately after the Reverse Stock Split. Any shareholder owning 1,000 or more shares of our common stock in any discrete account immediately before the Reverse Stock Split will receive one one-thousandth of a share of common stock for each share of that common stock, with any resulting fractional shares being rounded to the nearest one-tenth of a share. Any shareholder owning less than 1,000 shares of our common stock in any discrete account immediately before the Reverse Stock Split will receive cash in exchange for the resulting fractional share of that common stock and will no longer be a shareholder of FAFCO. The Special Committee of disinterested directors has determined and our board of directors has approved $0.70 per share as the cash-out value of our common stock. The board of directors made this determination in good faith, based upon the recommendation of the Special Committee.

      If approved, the Reverse Stock Split will take effect on the date we file with the Secretary of State of California a Certificate of Amendment to our Articles of Incorporation, or on any later date that we may specify in the Certificate of Amendment. We refer to this date in this Proxy statement as the effective date of the Reverse Stock Split. In order to complete the Reverse Stock Split, a majority of the shares of our common stock outstanding and entitled to vote at the Annual Meeting must approve the Certificate of Amendment to our Articles of Incorporation to effect the Reverse Stock Split. Until approved by shareholders, the board of directors has retained the absolute authority to terminate the Reverse Stock Split if it determines that the Reverse Stock Split is not then in the best interests of the Company and its shareholders. The proposed amendments to our Articles of Incorporation are attached to this Proxy Statement as Exhibit 1.

      The Reverse Stock Split is structured to be a “going private” transaction as defined in Rule 13e-3 promulgated under the 1934 Act because it is intended to, and, if completed, will likely terminate our reporting requirements under Sections 12(g) and 15(d) of the 1934 Act. In connection with the Reverse Stock Split, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission.

      The highlights of the Reverse Stock Split are as follows.

Reduction in Number of Shareholders and Termination of Registration under the 1934 Act

      The purpose of the Reverse Stock Split is to acquire for cash the shares of our common stock owned by each of approximately 500 record holders of our common stock, as well as an indeterminate number of beneficial holders holding common stock in the names of nominees, who, as of the effective date of the Reverse Stock Split, own fewer than 1,000 shares of our common stock in any discrete account. We will pay each of these Cashed Out Shareholders an amount equal to $0.70 per share of our common stock held by them immediately before the Reverse Stock Split. The Reverse Stock Split will also have the effect of reducing the number of shares of common stock outstanding to approximately 3,765 equivalent whole shares.

      By acquiring for cash the shares of the Cashed Out Shareholders, we will:

•	Eliminate the cost of maintaining small shareholder accounts;

•	Permit small shareholders to receive cash for all of their shares without having to pay brokerage commissions; and

•	Reduce the number of our shareholders of record to fewer than 300 persons in order to permit us to deregister our common stock under the 1934 Act.

      Our common stock is registered under the 1934 Act and we are a reporting company under the 1934 Act. The Reverse Stock Split is intended to reduce the number of record holders of our common stock to fewer than 300, which, pursuant to certain rules promulgated under the 1934 Act, would permit us to terminate our registration under the 1934 Act and become a private, more closely-held company (often referred to as “going private”). We intend to apply for termination of our 1934 Act registration as soon as practicable after our shareholders approve the Reverse Stock Split. See “SPECIAL FACTORS — Purpose of the Reverse Stock Split” and “Effects of Reverse Stock Split on Shareholders.”

      The table below shows the Reverse Stock Split effect on the outstanding common shares and shareholder’s equity.

Total Pre-Split			Cashed Out in Reverse Split			Total Post-Split

Shares	Shareholders	SH Equity	Shares	Shareholders	SH Equity	Shares	Shareholders	SH Equity

3,891,529	624	$4,111,200	80,648	504	$116,700	3,811	120	$3,994.500

Financial Effect of the Reverse Stock Split

      We do not expect the Reverse Stock Split or our use of approximately $170,000 cash to complete the Reverse Stock Split (which amount includes payments to be made in lieu of issuing fractional shares to Cashed Out Shareholders and professional fees and other expenses related to the transaction) to have any material adverse effect on our capitalization, liquidity, results of operations or cash flow. See “Additional Information — Cost of Proxy Solicitation and the Reverse Stock Split.”

      We expect to finance the Reverse Stock Split with cash on hand or through draws upon our existing line of credit agreement with Butte Community Bank, N.A. We have a reserve in our line of credit that can be drawn down prior to the Reverse Stock Split, increasing the amount of cash available to fund the Reverse Stock Split. We do not expect to utilize this line of credit to fund any of the approximately $175,000 anticipated to be necessary to complete the Reverse Stock Split. As of June 30, 2003, our unused borrowing capacity under the line of credit, the term of which expires on August 10, 2003, was $1,000,000. Amounts borrowed under the line of credit have an interest rate of prime + 1.5% per annum, and are secured by substantially all of our assets. We intend to repay the amounts borrowed under the line of credit in accordance with the repayment terms included therein. We have no alternative financing plans in the event these funds are not available for use in connection with the Reverse Stock Split.

Transfer of Book Value

      If the Reverse Stock Split is approved and made effective, Cashed Out Shareholders will receive cash from us, in the amount of $0.70 per share of that common stock, in exchange for the resulting fractional share of our common stock. We anticipate that the costs to us (including expenses) of effecting the Reverse Stock Split and purchasing these fractional shares will be approximately $175,000. The repurchase of these fractional shares resulting from the Reverse Stock Split is estimated to cost approximately $88,000 and would eliminate approximately 127,000 shares.

      At June 30, 2003, our aggregate shareholders’ equity was approximately $4,111,200, or $1.06 per share of common stock. We expect that, as a result of the Reverse Stock Split and the cashing out of fractional shares:

•	Our aggregate shareholders’ equity will be reduced from approximately $4,111,200 (at June 30, 2003) to approximately $3,994,500;

•	The par value per share of common stock that is not cashed out in the Reverse Stock Split will remain unchanged at $0.125; and

•	Net income per share of our common stock would increase from $0.07 to $70.11 assuming the cashing out of fractional shares had occurred at June 30, 2003.

Unaudited Pro Forma Financial Information as of June 30, 2003

      The following unaudited pro forma financial information presents the effect on our historical financial position of the Reverse Stock Split, including expenses of the transaction and the cash payments to Cashed Out Shareholders estimated to aggregate $175,000. The unaudited pro forma balance sheets reflect the transaction as if it occurred on the balance sheet date. The unaudited pro forma statements of operations reflect the transaction as if it had occurred at the beginning of the period presented.

      The unaudited pro forma balance sheets are not necessarily indicative of what our financial position would have been if the Reverse Stock Split had been effected on the dates indicated, or will be in the future.

The information shown on the unaudited pro forma statements of operations is not necessarily indicative of the results of future operations.

      The unaudited pro forma financial statements should be read in conjunction with our historical financial statements and the accompanying footnotes, which are incorporated by reference into this Proxy Statement. See “Available Information — Incorporation of Certain Documents by Reference.”

FAFCO, INC.

CONSOLIDATED BALANCE SHEET

June 30, 2003 — Unaudited

		Historical
		Adjust.		Pro Forma
	Historical	Proforma		Adjustments

ASSETS
Current assets:
Cash & cash equivalents	$237,500	$(88,900	)(1)	$148,600
Accounts receivable, less allowance for doubtful accounts of $493,400 in 2003 and $292,000 in 2002	2,551,700			2,551,700
Inventories	1,020,300			1,020,300
Prepaid expenses and other current assets	281,800			281,800
Current portion of long term notes receivable	11,400			11,400
Other accounts receivable, net of allowance	400			400
Deferred tax asset, net of allowance	206,200	—		206,200

Total current assets	4,309,300	(88,900)		4,220,400
Property, plant and equipment, at cost	8,389,100			8,389,100
Less accum depr & amort	(2,719,600)			(2,719,600)

Net fixed assets	5,669,500			5,669,500
Notes receivable less current portion & other assets (net)	67,200			67,200
Deferred tax asset, net of allowance	99,800	14,200	(3)	114,000

Total assets	$10,154,800	$74,700		$10,071,100

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:	$—			$—
Bank line of credit	149,200			149,200
Note payable to bank	—			—
AP and other accrued expenses	1,128,800	$42,000	(2)	1,170,800
Accrued compensation and benefits	469,900			469,900
Accrued warranty expenses	292,600			292,600
Income taxes payable	—	—		—

Other current liabilities
Total current liabilities	2,040,500	42,000		2,082,500
Mortgage	3,284,300			3,284,300
Note payable to bank	195,900			195,900
Subordinated debt	500,000			500,000
Other non-current liabilities	13,900			13,900

Total liabilities	6,034,600			6,076,600
Shareholders’ equity:
Preferred stock-authorized 1,000,000 shares of $1.00 par value, none of which has been issued
Common stock-authorized 10,000,000 shares of $0.125 par value; 3,891,529 issued and outstanding in 2003 and 3,855,591 in 2002	486,400	(15,900)		470,500
Capital in excess of par value	5,139,100	(73,000	)(1)	5,066,100
Notes receivable secured by common stock	(75,100)			(75,100)
Deficit	(1,439,200)	(27,800	)(1)	(1,467,000)

Total shareholders’ equity	4,111,200	(116,700)		3,994,500
Total liabilities and shareholders’ equity	$10,145,800	$(74,700)		$10,071,100

FAFCO, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003

	Historical	Adjustments		Pro Forma

Net sales	$7,971,600			$7,971,600
Other income (net)	(40,900)			(40,900)

Total revenues	7,930,700			7,930,700
Cost of goods sold	4,439,900			4,439,900
Marketing & selling expense	1,473,100			1,473,100
General & administrative expense	1,251,700	$43,000	(2)	1,294,700
Research & development expense	148,800			148,800
Net interest expense	157,000			157,000

Total costs & expense	7,470,500	43,000		7,513,500
Income before income taxes	460,200			417,200
Provision for income taxes	183,400	(15,200	)(3)	168,200
Net income	$276,800	27,800		$249,000
Basic Net Income per share	$0.07			$65.77	(4)
Diluted Net Income per share	$0.07			$60.59	(4)

(1)	Represents the estimated cash required to repurchase shares of common stock held by shareholders who hold fewer than 1,000 shares in a discrete account.

(2)	Represents additional estimated expenses to complete the Reverse Stock Split. These costs relate to professional fees and services and are expected to total $88,500; $45,500 of these costs are included in the historical data under general and administrative expense.

(3)	Represents the estimated tax reduction based upon the reduced income resulting from costs related to the Reverse Stock Split.

(4)	Adjusted to reflect 1 for 1000 Reverse Stock Split.

Price Range of Common Stock; Dividends

      Our common stock is traded on the Pink Sheets under the symbol “FAFO.” On August 4, 2003, the closing bid price for the common stock as reported by the National Quotation Bureau was $0.41 per share.

      On June 30, 2003, there were 3,891,529 shares of common stock outstanding held by approximately 624 holders of record. There are currently seven (7) market makers for our common stock.

      The high and low bid prices for our common stock for each quarter during the past two full fiscal years and the period since December 31, 2002 as reported by National Quotation Bureau (which reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions) were:

	High	Low

Year 2003
January — March	0.35	0.20
April — June	0.57	0.36
Year 2002
January — March	0.47	0.35
April — June	0.47	0.35
July — September	0.45	0.35
October — December	0.45	0.30
Year 2001
January — March	0.70	0.35
April — June	0.55	0.30
July — September	0.25	0.05
October — December	0.50	0.05

Stock Repurchases by Us

      We made no purchases of our common stock during any quarter of the past two full fiscal years or during the current fiscal year.

Dividends

      We have never paid dividends on our common stock, have no plans to do so in the foreseeable future and are currently prohibited from doing so under the restrictive covenants contained in our bank credit lines.

Stock Certificates and Completing the Reverse Stock Split Transaction

      We have appointed the Transfer Agent, Continental Stock Transfer & Trust Company, to act as exchange agent to carry out the exchange of certificates for new common stock and/or cash. On the effective date of the Reverse Stock Split, each 1,000 shares of “old” common stock will automatically be combined and changed into one share of “new” common stock. No additional action on the part of FAFCO or any shareholder will be required in order to effect the 1-for-1,000 reverse stock split. The Transfer Agent will furnish these shareholders with the necessary materials and instructions to effect such surrender promptly following the effective date of the Reverse Stock Split.

      All stock certificates outstanding immediately before the effective date of the Reverse Stock Split evidencing ownership of our common stock shall be deemed cancelled without further action by the shareholders as of the effective date of the Reverse Stock Split. Old common stock held by Cashed Out Shareholders will no longer represent an ownership interest in FAFCO but will represent only the right to receive cash equal to $0.70 per share in exchange for such shares. Certificates representing shares of old common stock subsequently presented for transfer will not be transferred on our books and records.

      If you are a Cashed Out Shareholder with a stock certificate representing your cashed out shares, you will receive a letter of transmittal from us as soon as practicable after the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions on how to surrender your existing certificate(s) to our transfer agent, Continental Stock Transfer and Trust Company (the “Transfer Agent”), for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to the Transfer Agent, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal.

      If you are a Continuing Shareholder with a stock certificate representing your shares, you will receive a letter of transmittal from us as soon as practicable after the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions on how to surrender your existing certificate(s) to the Transfer Agent in exchange for new stock certificates. You will not receive your new certificate(s) until you surrender your outstanding certificate(s) to the Transfer Agent, together with a completed and executed copy of the letter of transmittal. Please do not send your certificate(s) until you receive your letter of transmittal.

      In connection with the Reverse Stock Split, our common stock will be identified by a new Committee On Uniform Security Identification Procedures, or CUSIP, number. This new CUSIP number will appear on all stock certificates representing shares of FAFCO common stock issued after the effective date of the Reverse Stock Split.

      No service charges will be payable by shareholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares. All expenses of the Reverse Stock Split will be borne by us.

Material Federal and State Income Tax Consequences

      We summarize below the material federal income tax consequences to the Company and shareholders resulting from the Reverse Stock Split. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary does not discuss all aspects of federal income taxation, including certain aspects that may be important to you in light of your individual circumstances. Many shareholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other shareholders may also be subject to special tax rules, including but not limited to: shareholders who received FAFCO stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

      This summary assumes that you are one of the following: (1) a citizen or resident of the United States; (2) a corporation or other entity taxable as a corporation created or organized under U.S. law (federal or state); or (3) an estate the income of which is subject to U.S. federal income taxation regardless of its sources. This summary also assumes that you have held and will continue to hold your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended.

      You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, applicable to your specific circumstances.

      We believe that the Reverse Stock Split will be treated as a tax-free “recapitalization” for federal income tax purposes. This will result in no material federal income tax consequences to the Company, however, each individual shareholder may not qualify for tax free “recapitalization” treatment for federal income tax purposes, depending on whether you are receiving cash or stock in the transaction.

Federal Income Tax Consequences to Shareholders Who Are Not Cashed Out by the Reverse Stock Split

      If you (1) continue to hold FAFCO stock immediately after the Reverse Stock Split, and (2) you receive no cash as a result of the Reverse Stock Split, you should not recognize any gain or loss in the Reverse Stock Split. Your aggregate adjusted tax basis in your shares of FAFCO stock held immediately after the Reverse Stock Split will be equal to your aggregate adjusted tax basis in your shares of FAFCO stock held immediately prior to the Reverse Stock Split and you will have the same holding period in your FAFCO stock as you had in such stock immediately prior to the Reverse Stock Split.

Federal Income Tax Consequences to Cashed Out Shareholders

      If you (1) receive cash in exchange for fractional shares as a result of the Reverse Stock Split, (2) you do not continue to hold any FAFCO stock immediately after the Reverse Stock Split, and (3) you are not related to any person or entity which holds FAFCO stock immediately after the Reverse Stock Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

      If you are related to a person or entity who continues to hold FAFCO stock immediately after the Reverse Stock Split, you will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is “not essentially equivalent to a dividend,” or (2) is a “substantially disproportionate redemption of stock,” as described below.

•	“Not Essentially Equivalent to a Dividend.” You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in the Company resulting from the Reverse Stock Split is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

•	“Substantially Disproportionate Redemption of Stock.” The receipt of cash in the Reverse Stock Split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of FAFCO stock owned by you immediately after the Reverse Stock Split is less than 80% of the percentage of shares of FAFCO stock owned by you immediately before the Reverse Stock Split.

      In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for FAFCO stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of FAFCO’s undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. See “Capital Gain and Loss” below.

Capital Gain and Loss

      For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

State Income Tax Consequences to Shareholders

      Each state has its own tax structure. For example, California does not conform to the federal capital gains structure and instead uses ordinary gains where applicable. The current maximum rate in California is 9.3% which is in addition to the applicable federal tax rate.

Backup Withholding

      Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Reverse Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the Common Stock certificates are surrendered following the effective date of the Reverse Stock Split. Failure to provide such information may result in backup withholding.

      As explained above, the amounts paid to you as a result of the Reverse Stock Split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

Dissenters’ Rights

      The following is a brief summary of the rights of holders of FAFCO common stock to dissent from the Reverse Stock Split and receive fair value, as defined by the California General Corporation Law (“CGCL”), for their fractional shares instead of receiving $0.70 per share of common stock held immediately before the Reverse Stock Split for each share of common stock that will not convert into a whole share. This summary is not exhaustive, and you should read the applicable sections of Chapter 13 of the CGCL, relevant sections of which are attached to this Proxy Statement as Exhibit 2.

      If you are contemplating the possibility of dissenting from the Reverse Stock Split, you should carefully review the text of Exhibit 2, particularly the procedural steps required to perfect dissenters’ rights, which are complex. You should also consult your legal counsel. If you do not fully and precisely satisfy the procedural requirements of the CGCL, you will lose your dissenters’ rights with respect to the Reverse Stock Split. We will not notify you of the various deadlines imposed for you to perfect dissenters’ rights.

Requirements for Exercising Dissenters’ Rights

      To exercise dissenters’ rights, you must:

•	File written notice with us before the vote is taken at the Annual Meeting of your intent to demand payment for your common stock if the Reverse Stock Split is consummated and becomes effective; and

•	Not vote your FAFCO common stock at the Annual Meeting in favor of the proposal to approve the Reverse Stock Split. Instead, you should vote against or abstain from voting on Proposal 2.

      If you do not satisfy each of these requirements, you cannot exercise dissenters’ rights and will be bound by the terms of the Reverse Stock Split.

      Submitting a Proxy Card that does not direct how your shares represented by that Proxy Card are to be voted will constitute a vote in favor of the Reverse Stock Split and a waiver of your statutory dissenters’ rights. In addition, voting against the proposal to approve the Reverse Stock Split, either by Proxy or in person at the Annual Meeting, will not satisfy the notice requirement referred to above. You must file the written notice of the intent to exercise dissenters’ rights with us, in accordance with Chapter 13 of the CGCL, at: FAFCO, Inc. 435 Otterson Drive, Chico, CA 95928. Satisfying these requirements is the start of the process and you must then comply with the additional steps set forth in Chapter 13 of the CGCL after the effective date of the Reverse Stock Split.

      For purposes of the CGCL, “fair value” with respect to a dissenter’s shares means the value of such dissenter’s stock immediately before the effective date of the Reverse Stock Split, excluding any appreciation or depreciation in anticipation of the Reverse Stock Split, unless that exclusion would be inequitable. Under Section 1312 of the CGCL, a FAFCO shareholder has no right, at law or in equity, to set aside the approval and adoption of the Reverse Stock Split or the consummation of the Reverse Stock Split unless the action fails to comply with the procedural requirements of the CGCL, FAFCO’s Articles of Incorporation or Bylaws, or is fraudulent with respect to that shareholder.

Reservation of Rights

      Although we are requesting shareholder approval of the proposed amendments to our Articles of Incorporation, our board of directors reserves the right to decide, in its discretion, to withdraw the proposed Reverse Stock Split amendment from the agenda of the Annual Meeting prior to any shareholder vote thereon. Although the board of directors presently believes that the proposed amendments are in the best interests of FAFCO and our shareholders, and thus has recommended a vote FOR the proposed amendment, the board of directors nonetheless believes that it is prudent to recognize that, between the date of this Proxy Statement and the date of the Annual Meeting, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse Stock Split at that time. If the board of directors decides to withdraw the proposed amendment from the agenda of the Annual Meeting, the board of directors will notify the shareholders of such decision promptly by mail and by announcement at the meeting.

Recommendation of the Board of Directors

      The board of directors recommends that you vote FOR this proposal. Proxies solicited by us will be voted FOR this proposal, unless you specify otherwise in your proxy.

OTHER MATTERS

      Our board of directors is not aware of other matters that are likely to be brought before the Annual Meeting. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Financial and Other Information

      The statements of operations data and balance sheet data in the following table for the six months ended June 30, 2003 and 2002 and are derived from our unaudited financial statements appearing in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on August 12, 2003.

	Six Months Ended
	June 30,

	2003	2002

	(Unaudited)	(Unaudited)
Statement of Operations
Total revenues	$7,930,700	$8,248,900
Gross margin	$3,490,800	$3,495,100
Net income	$276,800	$493,600
Basic net income per share	$0.07	$0.13
Diluted net income per share	$0.07	$0.12
Balance Sheet Data:
Current assets	$4,309,300	$4,765,400
Noncurrent assets	$5,836,500	$6,405,800
Current liabilities	$2,040,500	$3,237,700
Noncurrent liabilities	$3,994,100	$4,181,900
Other Data:
Ratio of earnings to sales revenues(1)	3.49%	5.98%
Book value per common share(2)	$1.06	$0.97

(1)	Computed by dividing net income by sales revenues.

(2)	The number of shares of common stock deemed outstanding for purposes of the calculation of book value per share of common stock at June 30, 2003 was 3,891,529 shares.

      We hereby incorporate by reference (a) the Financial Statements and the notes thereto contained in our 2002 Annual Report, (b) the report of independent accountants thereon in the 2002 Annual Report, (c) Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the 2002 Annual Report and (d) our quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

Cost of Proxy Solicitation and the Reverse Stock Split

      We will pay the cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting of Shareholders. Solicitation by mail, telephone, facsimile, or personal solicitation may also be undertaken by our directors, executive officers, or regular employees, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of FAFCO common stock as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable expenses.

      The repurchase of the Cashed Out Shareholders’ fractional shares resulting from the Reverse Stock Split is estimated to cost approximately $85,000. The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse Stock Split. Final costs of the transaction may be greater than the estimates shown below.

Cash for purchase of Cashed Out Shareholders’ fractional shares	$85,000
Professional Fees, disbursements and other charges	$90,000

Total	$175,000

      These expenses do not include the normal costs of preparing and mailing proxy materials and conducting the Annual Meeting of Shareholders as those costs would be incurred in the normal course of regular annual meetings.

      We intend to finance the Reverse Stock Split by using cash on hand and/or funds available to us under our existing line of credit with Butte Community Bank.

PROPOSALS OF SHAREHOLDERS

      In the event that the Reverse Stock Split is not approved and we remain a public reporting company, proposals of shareholders intended to be presented at next year’s Annual Meeting of Shareholders must be received by us no later than January 2, 2004, to be included in our Proxy Statement and form of proxy relating to that meeting. If the date of such meeting is changed by more than thirty (30) days from its currently contemplated date, proposals must be received a reasonable time before solicitation of proxies for such meeting is made.

AVAILABLE INFORMATION

      We are subject to the informational requirements of the 1934 Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. Copies of these materials can also be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the Securities and Exchange Commission Internet Website (http://www.sec.gov.).

Our Annual Report on Form 10-K

      Our 2002 Annual Report, including the financial statements and schedules thereto, which we filed with the Securities and Exchange Commission are being mailed to all shareholders of record as Appendix A to this Proxy Statement.

      Shareholders can also view a copy of our 2002 Annual Report and the quarterly reports on Form 10-Q for the three and six month periods ended March 31, 2003 and June 30, 2003 (File No. 0-10120) on the Securities and Exchange Commission’s Internet website (www.sec.gov) or by contacting our Investor Relations Department. Copies are available without charge. Please write to:

Investor Relations
FAFCO, Inc.
435 Otterson Drive
Chico, CA 95928-8207
Email: info@fafco.com

Incorporation of Certain Documents by Reference

      The financial statements and accompanying footnotes contained in our 2002 Annual Report and Quarterly Report on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, are incorporated by reference in this Proxy Statement. Any statement contained in a document incorporated by reference or referred to herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

Dated:                     , 2003

By order of the board of directors

Alex N. Watt, Secretary

APPENDIX A

FAFCO, INC. 2002 ANNUAL REPORT ON

FORM 10-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10K

[Mark One]
☑	Annual report pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2002 or

☐	Transition report pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

For the transition period from to .

Commission file number 0-10120

FAFCO, Inc.

[Exact name of registrant as specified in its charter]

California	94-2159547
([State or other jurisdiction of incorporation or organization]	[IRS Employer Identification No.]

435 Otterson Drive, Chico, California	95928
[Address of principal executive offices]	[Zip Code]

Registrant’s telephone number, including area code: 530-332-2100

Securities registered pursuant to Section 12[b] of the Act: None

Securities registered pursuant to Section 12[g] of the Act:

Common Stock, $0.125 par value

[Title of Class]

     Indicate by check mark whether the registrant [1] has filed all reports required to be filed by Section 13 or 15[d] of the Securities Exchange Act of 1934 during the preceding 12 months [or for such shorter period that the registrant was required to file such reports], and [2] has been subject to such filing requirements for the past 90 days.     Yes ☑          No ☐

      Indicate by check mark if the disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10K or any amendment to this Form 10K. ☑

      The aggregate market value of the registrant’s Common Stock held by non-affiliates of the registrant as of June 30, 2002, the last day of the registrant’s most recently completed second fiscal quarter, was $909,782 based upon the average of the bid and ask prices reported for such date by the National Quotation Bureau. Shares of common stock held by each officer and director and each person who owns 5% or more of the outstanding shares of common stock have been excluded in that such persons may be deemed affiliates. The determination of affiliate status in this context is not necessarily a conclusive determination for other purposes.

      The number of shares of the registrant’s Common Stock outstanding as of March 13, 2003, was 3,864,111.

PART I

      This Annual Report on Form 10K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements. Please see the section in this Form 10K entitled “Managements Discussion and Analysis of Financial Condition and Results of Operation — Factors Affecting Future Results,” for a description of certain risks that may cause our actual results to vary from the forward-looking statements.

Item 1.	Business

Introduction

      FAFCO, Inc. [“FAFCO,” the “Company” or “Registrant”] designs, develops, manufactures, and markets solar heating systems for swimming pools and thermal energy storage systems for commercial and industrial cooling. Pool product sales amounted to 65% of net sales in 2002 compared to 75% of net sales in 2001 and 66% of net sales in 2000. Thermal energy storage sales amounted to 35% of net sales in 2002 compared to 25% of net sales in 2001 and 34% of net sales in 2000.

      FAFCO, Inc. was incorporated under the laws of the State of California in 1972. Its principal executive offices are located at 435 Otterson Drive, Chico, California. Its telephone number at that address is [530] 332-2100.

Markets

Swimming Pool Heating

      FAFCO offers a range of products designed for heating outdoor swimming pools using solar energy. Low temperature solar applications developed because of the cost effectiveness of solar systems in heating a large volume of water to produce a small temperature change. The market for swimming pool heating developed for several reasons. First, pool owners normally use their pools when solar energy is abundant [during daylight hours and the summer swimming season]. Second, pools already have two elements needed for low temperature water heating: storage [the pool water] and circulation [the existing pool pump and associated plumbing]. Third, pool owners are an easily identifiable market.

Thermal Energy Storage

      FAFCO also designs, develops, manufactures, and markets a static, glycol ice builder for the thermal energy storage market. Since the product’s introduction, FAFCO has sold “ice banks” primarily to the commercial air conditioning market for use in peak load-shifting air conditioning systems.

Products

Swimming Pool Heating

      The FAFCO solar pool heating system is composed of six to twelve solar collectors, a sun sensor, an automatic control, and associated accessories. The collectors and sensor are typically mounted on the roof of a pool owner’s home and connected to the pool pump and to an automatic control.

      The customer sets the automatic control for the desired water temperature and, when the sensor detects that there is sufficient solar energy for the system to function efficiently, the automatic control directs the flow of water from the pool to the collectors. The water absorbs heat as it passes through the collectors and then flows back to the pool. When the desired water temperature is achieved or when there is insufficient solar energy, the automatic control redirects the flow of water back to the pool and water is drained from the collectors. When the water temperature drops and there is sufficient solar energy, the system is reactivated automatically.

      In February 1996, the Company introduced a version of its solar pool heating system specifically designed for above-ground swimming pools. This system is composed of one or two solar collectors optimized for use in heating aboveground swimming pools and designed to lie flat on the ground or to be mounted on a rack on the ground.

      In May 1996, the Company introduced a new and improved version of its solar collector that has a higher thermal performance due to its unique heat exchanger tube design. The tube design incorporates molded indentations, which enhance the heat transfer coefficient by increasing fluid turbulence.

      The Company’s solar collectors are composed entirely of a polyolefin material [a high molecular weight polymer compound] and made up of small round tubes formed side by side in a rectangular shape either one-by-two meters, four-by-eight feet, four-by-ten feet, four-by-twelve feet or four-by-twenty feet in size, with sub manifolds and header pipes thermoformed on each end. This design provides for a maximum heating surface and even water flow in order to transfer 75% to 90% of the available solar energy to the pool water. The polyolefin material, which has been specially formulated by the Company, is black in color [to optimize solar energy absorption] and has the inherent advantages over other possible materials of lower cost, lighter weight, and higher resistance to the corrosive effects of pool chemicals and degradation resulting from ultraviolet radiation, heat, and other environmental effects.

      In May 1993, the Company introduced a proprietary microprocessor-based control [AutoPool] for its solar pool heating systems. Prior to May 1993, the Company had a private label arrangement with an automatic control manufacturer. AutoPool has built-in “intelligence” that allows it to optimize the heating and filtration time for the swimming pool and can also control non-conventional solar swimming pool heaters. Because of lack of demand for the Company’s AutoPool Control, this product was discontinued effective January 1, 1997. The Company has ongoing obligations to service and provide spare parts for AutoPool controls sold prior to that time.

Thermal Energy Storage

      The Company’s thermal energy storage [“IceStor”] systems utilize nighttime electric capacity to create stored cooling energy. Inexpensive “off-peak” energy is stored in the form of either chilled water or ice. During peak hours, stored cooling capacity is used in conjunction with a building’s air conditioning equipment to significantly reduce electrical power requirements for cooling and reduce overall power costs.

      Thermal energy storage systems also offer electric utilities a solution to a fundamental, long-term problem: increased peak demand for power during periods of limited available capacity [i.e., during business hours]. IceStor technology products shift power consumption to off-peak periods when there is available capacity and lower demand.

Marketing and Sales

Solar Systems

      FAFCO markets its solar systems in the United States through independent distributors who sell directly to end-users. Distributors generally have sales, installation, and service personnel who are supported by extensive FAFCO marketing and technical materials as well as in-depth factory and field training programs.

      The majority of sales personnel employed by the typical distributor are assigned to retrofit sales, which are sales to existing pool owners. Retrofit sales are generated through direct mail, customer referrals, canvassing, and, to a lesser extent, selected media advertising. The balance of the typical distributor’s sales personnel is generally assigned to contractor accounts and seeks referrals for new construction sales.

      FAFCO usually provides direct mail literature and other advertising materials to distributors and mails or places these materials with local advertisers on the distributors’ behalf and partially at the distributors’ expense. In certain instances, distributors will also engage in direct mailing and advertising. In addition, the Company recently established a sales office in Florida to serve the local market.

      In the past, the Company has canceled several distributor agreements for reasons of inadequate performance by the distributor, primarily for failure to provide adequate sales, installation and service support for the Company’s products. In such instances, the Company has generally been able to find qualified replacements.

      All work relating to the installation of FAFCO solar systems is covered by a full one-year warranty provided by the distributor. The Company’s solar collectors are covered by a variety of warranties ranging from a ten-year limited to a fifteen-year full, depending on the product. Its automatic controls, pumps, and drain-down valves are covered by a three-year limited warranty. FAFCO warranties cover defects in materials and workmanship provided that the related products are used for their intended purpose.

      FAFCO solar systems are designed to require only minimal maintenance, which can be performed either by the consumer using an owner’s manual or by the distributor’s service personnel.

Thermal Energy Storage Systems

      The Company markets its IceStor products through independent contractors who design and build heating and cooling systems for commercial and industrial applications. The Company has also licensed its IceStor products for sale overseas, to design-and-build, heating, ventilating, and air-conditioning companies in Taiwan, Korea, Japan, and The Peoples Republic of China. These licensing agreements provide for licensees’ assembly, sales, support, and maintenance of IceStor products in those countries.

Sales by Geographic Area

      The Company’s net sales during 2002, 2001, and 2000 were geographically distributed approximately as follows:

	2002	2001	2000

California	24%	30%	22%
Florida	31%	34%	38%
Other U.S.	22%	18%	14%
Foreign Countries	23%	18%	26%

	100%	100%	100%

      During 2002, Ebara Corporation accounted for 17.5% of the Company’s fiscal net sales. During 2001, no single customer accounted for 10% or more of the Company’s net sales. Two of the Company’s customers, Ebara Corporation and Florida Solar, accounted for 19.3% and 10.4% of the Company’s fiscal 2000 net sales. During 2000, 2001, and 2002 Ebara Corporation was the licensee for the Company’s IceStor products in Japan, and, as such, purchased IceStor products and components for assembly into products for resale to end users in Japan. During 2000, Florida Solar was a distributor of the Company’s pool products and, as such, purchased pool panels and components for resale to end users in Florida. No other customer accounted for 10% or more of the Company’s net sales in fiscal 2000. Any material cancellation, reduction or rescheduling of orders from a major customer, or the loss of any such customer would have a material adverse effect on the Company’s financial condition and operating results. All material assets of the Company are located in California.

      Foreign sales of the Company’s products are made through independent foreign distributors and licensees. Sales to foreign distributors and licensees are shipped directly from the Company’s facilities in California and invoiced in U.S. dollars. Export sales are subject to certain controls and restrictions, including tariffs and import duties, and are subject to certain risks, including changing regulatory requirements of foreign jurisdictions and transportation delays and interruptions; however, the Company has not experienced any material difficulties in the past relating to such limitations.

Backlog

      Sales to solar products distributors are made against individual purchase orders rather than through volume purchase arrangements. The Company typically ships its products within one to five days of receipt of an order; therefore, the Company’s backlog at any date is usually insignificant and is not a meaningful indicator of future sales. FAFCO distributors tend to order frequently in small quantities in order to minimize their inventory levels and match inventory levels with current installation schedules.

      Sales of IceStor products are made against individual purchase orders to general contractors or Heating, Ventilating, and Air Conditioning [HVAC] contractors for specific new construction projects or for retrofit in existing buildings. The Company typically ships these products within six weeks or less of receipt of an order; therefore, the Company’s backlog with respect to IceStor products at any date is also usually insignificant and not a meaningful indicator of future sales.

Government Tax Incentives

      Although the Company’s operations are not directly subject to extensive governmental regulations, the existence or lack of federal, state, and local tax incentives for the sale and installation of solar systems could have a substantial impact on the Company’s business. There is currently no federal tax credit for solar heating systems and state solar tax credits are available only in a few states. The Company does not anticipate that solar tax credits will become available for solar heating systems in any additional states, nor does it anticipate a significant increase in sales due to existing or future tax credits.

Manufacturing

      FAFCO’s manufacturing activities consist primarily of the production of polyolefin heat exchangers used in solar heating applications and off-peak cooling applications and associated accessories. A total system approach is emphasized in order to ensure the effectiveness and reliability of the Company’s products after they have been installed, eliminating the need for distributors to rely upon materials from other suppliers.

      The Company’s heat exchangers are produced from polyolefin resins using a patented extrusion and thermoforming process. Substantially all equipment used in these processes has been designed and built by the Company’s research and development engineers.

      The resins employed by the Company are a petroleum by-product. The market price of these resins has fluctuated over the years with an increase in 1990 and early 1991 due to tensions in the Middle East, followed by stabilization after the completion of Desert Storm. It is expected that the price of the resins will continue to fluctuate as a result of domestic and international political and economic conditions.

      FAFCO has qualified multiple sources of supply for all of its resins, materials, and subassemblies. However, certain materials and subassemblies are currently obtained from single sources. The Company believes these items could be supplied by the Company’s other qualified sources if sufficient lead-time were provided. The Company attempts to maintain additional inventory of such materials to mitigate the risk of supply shortages; however, any prolonged inability to obtain such items would have a material adverse effect on the Company’s results of operations. To date, the Company has not experienced any significant manufacturing problems or delays due to shortages of materials.

      Quality assurance is performed by FAFCO at its manufacturing facility. Test and inspection procedures are a part of substantially all production and assembly operations. In addition, the Company uses it own diagnostic equipment and laboratory to continually test and inspect raw materials, work in process, and finished goods.

Competition

      The Company’s solar heating products currently compete directly with solar heating products offered by other domestic and international manufacturers of solar heating systems, and indirectly with conventional heating systems.

      The Company believes that the principal competitive factors in the markets for FAFCO solar products are [i] product performance and reliability; [ii] marketing and technical support from the manufacturer for distribution channels; [iii] selling, installation, and service capabilities of distribution channels; and [iv] price. The Company believes that it competes favorably with respect to all of these factors. However, certain of its competitors may have greater financial, marketing, and technological resources than those of the Company.

      A number of companies in the United States manufacture thermal energy storage systems of various types similar to the Company’s IceStor product. The industry is in the early stages of development and additional competitors are expected to enter the market over time.

      At the present time, the Company believes that the main competitive factors in the thermal energy storage market are performance, reliability, and price. The Company believes that it competes favorably with respect to these factors. However, several of its competitors have greater financial, marketing, and technological resources than those of the Company.

Research and Development

      For the years ended December 31, 2002, 2001, and 2000, the Company’s research and development expenses were $294,300, $239,400, and $294,500, respectively.

      The Company currently uses consulting engineers, in addition to staff engineers, who are responsible for existing product improvement, applications engineering, and new product research and development. The Company is exploring other potential revenue-producing uses for its polyolefin extrusions.

Patents, Trademarks and Licenses

      FAFCO currently holds four United States patents and has two patents pending relating to certain aspects of its products and manufacturing technology. These patents expire at various times between July 2003 and December 2017. However, the Company believes that patent protection is secondary to such factors as ongoing product development and refinement, the knowledge and experience of its personnel, and their ability to design, manufacture, and successfully market the Company’s products.

      From time to time, the Company has registered as trademarks certain product names and marks in order to preserve its right to those product names and marks.

      The Company has granted licenses to assemble and sell IceStor systems in Taiwan, Korea, Japan, and the Peoples Republic of China to local manufacturers. See “Marketing and Sales” above.

Employees

      At December 31, 2002, the Company had a total of 62 regular personnel and 16 “contract personnel” for a total of 78 full-time personnel in the Chico, California facility. The personnel included 6 in marketing, 2 in research and development, 50 in manufacturing, and 20 in general management and administration. The Company also uses temporary personnel from agencies to fill seasonal needs. The Company has never had a work stoppage. To the Company’s knowledge, no employees are represented by a labor organization.

      At December 31, 2002, the Company had a total of 19 contract personnel at its Tampa, Florida sales office.

Seasonality

      Information regarding the seasonality of the Company’s business is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Seasonality” included elsewhere in this Form 10K.

Segment Information

      The Company believes it has operations in only a single market segment, the polymer heat exchanger segment.

Environmental Regulations

      The Company is subject to a number of environmental regulations concerning potential air and water pollution. These regulations have not in the past had, and are not expected to have, any material adverse effect on the Company’s business. However, there can be no assurance that compliance with existing or future regulations will not require the expenditure of funds or the modification of the Company’s manufacturing process, which could have a material adverse effect on the Company’s business or financial condition.

Item 2.     Properties

      The Company’s principal executive offices and manufacturing facilities for its products are located in a single 57,500 square foot facility that the Company owns in Chico, California. In addition, the Company leases a 5,840 square foot sales office in Tampa, Florida. This lease expires in August 2006.

      The Company believes that its current facilities are adequate to meet its requirements for space in the near future. Manufacturing space is being fully utilized at the present time. However, adding additional employee shifts can accommodate additional demand.

Item 3.     Legal Proceedings

      There are presently no material pending legal proceedings to which the Company is a party or to which any of its property is subject, except for ordinary routine legal proceedings incidental to the Company’s business.

Item 4.     Submission of Matters to a Vote of Security Holders

      The Company did not submit any matter to a vote of security holders during the fourth quarter of its fiscal year ended December 31, 2002.

PART II

Item 5.     Market for Registrant’s Common Equity and Related Stockholder Matters

Common Stock Data

      FAFCO, Inc. Common Stock is traded on the over-the-counter market but is not listed on an exchange or quoted on any automated quotation system. The high and low closing bid quotations for each quarter during 2002 and 2001 were as follows:

Quarter Ended	March 31	June 30	September 30	December 31

2002 High	$0.45	$0.45	$0.47	$0.47
2002 Low	$0.35	$0.30	$0.35	$0.35
2001 High	$0.25	$0.50	$0.70	$0.55
2001 Low	$0.05	$0.05	$0.35	$0.30

      The National Quotation Bureau provided the quotations above. All quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions. At February 28, 2003, the Company had 625 shareholders of record. The Company has never paid dividends on its Common Stock, has no plans to do so in the foreseeable future and is prohibited from so doing under its bank credit line covenants.

Equity Compensation Plan Information

      The following table provides certain information as of December 31, 2002 with respect to the Company’s equity compensation plans under which equity securities of the Company are authorized for issuance:

Number of securities
remaining available for
future issuance under
	Number of Securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans [excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column [a]]

	[a]	[b]	[c]

Equity compensation plans approved by security holders[1]	187,500	0.333	500,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	187,500	0.333	500,000

[1]	These plans include the 2002 Stock Plan and the 1991 Stock Option Plan

Item 6.	Selected Financial Data

      Selected financial information and other data presented below should be read in conjunction with the “Consolidated Financial Statements,” “Notes to Consolidated Financial Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Form 10K.

Year Ended December 31,	2002	2001	2000		1999		1998

	[In thousands, except per share amounts]
Net sales	$15,037	$12,100	$11,482		$10,622		$11,236
Income [loss] before income taxes	899	155	[41	]	196		734
Provision for [benefit from] income taxes	329	63	19		[45	]	[107	]
Net income [loss]	570	92	[60	]	241		841
Basic net income [loss] per share	0.15	0.02	[0.02	]	0.07		0.25
Diluted net income [loss] per share	0.14	0.02	[0.02	]	0.06		0.20

At December 31,	2002	2001	2000	1999	1998

Working capital	$1,746	$354	$756	$1,487	$2,637
Total assets	10,042	10,056	9,656	4,987	5,377
Long-term obligations	4,062	3,808	3,625	17	957
Shareholders’ equity	3,828	3,229	3,133	3,127	2,886

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

      This Annual Report on Form 10K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors including those set forth below under the heading “Factors Affecting Future Results” and elsewhere in this report 10K.

      The following table sets forth certain items from the Consolidated Statement of Operations as a percentage of net sales for the periods indicated:

	Fiscal Year Ended December 31,

	2002		2001	2000

Net sales	100.0%		100.0%	100.0%
Cost of goods sold	59.8%		59.1%	64.3%
Marketing and selling expense	16.9%		19.6%	18.8%
General and administrative expense	12.2%		14.7%	15.6%
Research and development expense	2.0%		2.0%	2.6%
Net interest expense	2.7%		3.6%	0.8%
Relocation costs [net]				[1.8%	]
Other income [expense], net	[0.4%	]	0.3%	[0.1%	]
Income before provision for income taxes	6.0%		1.3%	[0.4%	]
Provision for income taxes	2.2%		0.5%	0.2%
Net income	3.8%		0.8%	[0.5%	]

Critical Accounting Policies

      The preparation of consolidated financial statements of the Company requires management to make estimates and judgments that affect the amounts reported in the financial statements and the related footnotes. The Company considers the following accounting policies to be most significantly impacted by the estimates and judgments used in the preparation of its consolidated financial statements.

Allowance for Doubtful Accounts

      The Company provides for an allowance for doubtful accounts based on the age of the trade accounts receivables in total along with the expected collectibility of specific accounts. The specific reserves are reevaluated and adjusted as additional information that impacts the amount reserved is received. Management analyzes accounts receivable and historical bad debts, customer credit-worthiness and customer payment trends when evaluating the adequacy of the allowance for doubtful accounts.

Warranty Reserve

      The Company records a provision for potential warranties based on the estimated future expense of such warranties. These estimates are based on historical experience and are monitored regularly.

Inventories

      Inventories are valued at the lower of cost or market determined using the first in, first out [FIFO] method. The Company provides a reserve for obsolete inventory based on periodic evaluations for slow moving items.

2002 Compared with 2001

      Net sales for 2002 increased by 24.3% to $15,036,500 from $12,100,300 in 2001 due to increased unit sales of the Company’s IceStor and pool products.

      Net sales of the Company’s pool products were 8.4% higher in 2002 than in 2001 due mainly to increased unit sales. IceStor product sales were 71.8% higher in 2002 than in 2001 due primarily to increased sales to the Company’s licensee in Japan and increased unit sales in the domestic market.

      Cost of goods sold increased in absolute dollars to $8,992,600 in 2002 [59.8% of net sales] from $7,146,300 [59.1% of net sales] in 2001. This increase in absolute dollars was due to increased sales; the slight increase as a percentage of net sales was primarily due to higher sales of the Company’s lower margin products.

      Marketing and selling expenses increased to $2,547,200 [16.9% of net sales] in 2002 compared with $2,371,900 [19.6% of net sales] in 2001. This increase in absolute dollars was due to sales-related costs resulting from higher net sales revenues. The decrease as a percent of sales was due to the higher sales volume in 2002 compared with 2001.

      General and administrative expenses remained relatively stable in absolute dollars at $1,831,800 [12.2% of net sales] in 2002 compared with $1,782,000 [14.7% of net sales] in 2001. The decrease as a percent of net sales was due to higher sales volume in 2002 compared to 2001.

      Research and development expenses increased to $294,300 [2.0% of net sales] in 2002 compared with $239,400 [2.0% of net sales] in 2001 due to an increase in process improvement and product development projects.

      Net interest expense decreased to $407,900 [2.7% of net sales] in 2002 compared with $438,600 [3.6% of net sales] in 2001.

      Other income [expense] included $103,900 of costs related to the loss on disposition of fixed assets [primarily inefficient production equipment] that were scrapped during 2002, offset in part by a refund of $17,700 prior year’s insurance premium along with license fee income [net] of $25,000 resulting from a license agreement with a third party in the Peoples Republic of China. During 2001 other income [expense] included $102,500 in grant income from the California Energy Commission related to an energy efficiency program in which the Company participated.

Seasonality

      Historically, the Company has experienced lower solar sales during the first quarter than during other quarters of each year. In addition, sales typically have increased significantly during the second quarter, declined slightly, and then remained relatively constant during the third and fourth quarters, respectively. Net income is affected by the seasonality of sales as well as by significant marketing and selling expenses typically incurred during the first quarter of each year. These expenses are incurred to develop programs and materials for use throughout the remainder of the year.

      In 2001 and 2002, the Company experienced its typical seasonality, except that lower sales and net income occurred during the fourth quarter.

2001 Compared with 2000

      Net sales for 2001 increased by 5.4% to $12,100,300 from $11,481,500 in 2000 due mainly to increased unit sales of pool products partially offset by decreased sales of the Company’s IceStor products.

      Net sales of the Company’s pool products were 19.7% higher in 2001 than in 2000 mainly to increased unit sales. IceStor product sales were 22.3% lower in 2001 than in 2000 due to softness in the domestic market along with a decrease in international sales to Japan and Taiwan offset in part by increased sales to Korea. Pool product sales amounted to 75% of net sales in 2001 compared to 66% of net sales in 2000. IceStor sales amounted to 25% of net sales in 2001 compared to 34% in 2000.

      Cost of goods sold decreased to $7,146,300 [59.1% of net sales] in 2001 from $7,380,500 [64.3% of net sales] in 2000. This decrease was due primarily to increased sales of the Company’s higher margin IceStor products, combined with increased efficiencies realized as a result of the Company’s relocation from Redwood City to Chico, California.

      Marketing and selling expenses increased to $2,371,900 [19.6% of net sales] in 2001 from $2,162,200 [18.8% of net sales] in 2000. These increases were due primarily to increased costs associated with the Company’s office in Tampa, Florida combined with increased personnel costs.

      General and administrative expenses were stable at $1,782,000 [14,7% of net sales] in 2001 and $1,786,500 [15.6% of net sales] in 2000.

      Research and development expenses decreased from $239,400 [2.0% of net sales] in 2001 from $294,500 [2.6% of net sales] in 2000.

      Net interest expense increased to $438,200 [3.6% of net sales] in 2001 from $93,200 [0.8% of net sales] in 2000. This increase was due to increased bank borrowing [primarily attributable to the Company’s mortgage] during 2001, offset slightly by decreased borrowing costs.

      Other income [net] includes $102,500 in grant income from the California Energy Commission related to an energy efficiency program in which the Company participated.

Liquidity and Capital Resources

      The Company’s cash position decreased to $100,400 at 2002 fiscal year end from $121,200 at 2001 fiscal year end.

      At December 31, 2002, the Company’s net accounts receivable had increased to $1,974,200 from $1,620,500 at December 31, 2001 due to a general increase in sales for the year offset in part by increased collections.

      At December 31, 2002, the Company’s net inventory had increased to $1,331,900 from $1,171,800 at December 31, 2001. This increase in inventory was due to a build-up of inventories to meet first quarter 2003 demand.

      At December 31, 2002, deferred tax asset had decreased to $478,600 from $814,800 at December 31, 2001, due to the utilization of net operating loss carryforwards. The Company believes that it is more likely than not that this asset will be fully realized. This belief is based upon the Company’s recent history of profitable operations with the exception of fiscal year 2000. However, there can be no assurance that the Company will continue profitability or, if it does, that profits will be sufficient to utilize the deferred asset.

      At December 31, 2002, the Company’s current ratio was 1.81:1.00 compared to 1.12:1.00 at December 31, 2001. The Company had working capital of $1,746,200 at December 31, 2002 compared with $353,500 at December 31, 2001. Total assets exceeded total liabilities by $3,828,100 at December 31, 2002 compared with $3,229,200 at December 31, 2001.

      The Company believes that its cash flow from operations, together with bank borrowings and the issuance of $500,000 in convertible subordinated notes in 2002, as discussed in Note 4 of the financial statements, will be sufficient to support operations during the next twelve months. The foregoing statement of how long the Company’s capital resources are expected to last is a forward-looking statement involving risks and uncertainties, including the amount of the Company’s sales and the ability of the Company to control its operating expenses. If sales decline from current levels additional debt or equity financing may be required. There can be no assurance that financing, if required, would be available on favorable terms or at all or that such financing would not significantly dilute the ownership interests and rights of existing shareholders. The Company has a line of credit, of which $0 had been utilized and $1,000,000 remained available under the formula applied to net accounts receivable at December 31, 2002. This line of credit expires on August 10, 2003.

      In addition to the line of credit, the Company has a 36-month term loan facility in the amount of $445,000 bearing interest at prime plus 1.5%. At December 31, 2002, the Company had an outstanding balance of $59,000 under this loan facility.

      The Company also has a 60-month term loan facility available in the amount of $500,000 bearing interest at prime plus 1.5%. At December 31, 2002, the Company had an outstanding balance of $356,200 under this loan facility.

      The Company has outstanding promissory notes with an aggregate principal amount of $500,000 [“the Notes”]. The principal amount of the Notes is due and payable in January 2005. Interest is payable quarterly at a rate of 12% per annum starting in January 2003.

      At December 31, 2002, the Company owed an aggregate of $3,764,800 under various bank credit facilities. Payments due under these credit facilities are as follows:

		Amount of Commitment Expiration per Period
	Total Amounts
	Committed	Less than Year	1-3 Years	4-5 Years	Over 5 Years

Bank term loans	$415,200	$164,300	$250,900	$—	$—
Mortgage	$3,349,600	$65,000	$235,300	$195,200	$2,854,100
Notes	$500,000	$—	$500,000	$—	$—

Total	$4,264,800	$229,300	$986,200	$195,200	$2,854,100

      The bank may accelerate payment of the amount owed if we fail to meet financial and other covenants set forth in the loan agreement.

Factors Affecting Future Results

      U.S. Economic Conditions: A protracted U.S. recession could adversely impact new housing and commercial construction in our largest market, which in turn could cause us to miss our revenue growth goals.

      Asian Economic Conditions: Sales in these Asian countries account for virtually all our international sales, and contribute a significant portion of our overall revenues. In the event that these economies experience declining growth or contraction in 2003, our sales in this region could be adversely impacted.

      Growth of U.S. Thermal Energy Storage [TES] Market: Our ability to increase sales of our thermal energy storage products is dependent on growth in the overall market because opportunities for market share growth are limited. An extended recession in the general economy, a general decline in construction of commercial properties or a decline in energy prices could all adversely affect demand for thermal energy storage systems.

      Destabilizing Incidents: Additional destabilizing events such as terrorist attacks or overseas conflicts, if they occur, could disrupt our supply chain, increase our materials costs, reduce demand for our products, and otherwise negatively impact our operating results.

      Materials Prices: Raw materials including resins account for a major portion of our cost of sales. Any increase in these prices because of supply shortages or otherwise would reduce our operating margins and adversely impact our profitability.

      Export Sales are subject to certain controls and restrictions, including tariffs and import duties and are subject to certain risks, including changing regulatory requirements of foreign jurisdictions and transportation delays and interruptions. However, the Company has not experienced any material difficulties in the past relating to such limitations.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

      The following discussion about the Company’s market risk exposure involves forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. The Company is exposed to market risk related to changes in interest rates, foreign currency exchange rates and equity security price risk. The Company does not use derivative financial instruments for any purpose, including hedging interest and foreign exchange risks.

      The Company is exposed to financial market risks, including changes in foreign currency exchange rates and interest rates. The Company attempts to minimize its currency fluctuation risk by pricing its overseas product sales and license fees in United States dollars. A 10% change in the foreign currency exchange rates would not have a material effect on foreign sales denominated in local currencies. However, such an increase may make our products, which are priced in dollars, less competitive in overseas markets, which may have a material adverse impact on our overseas sales revenues.

      The Company maintains short-term investments consisting of variable interest accounts. However, due to the short-term nature of the Company’s debt investments, the impact of interest rate changes would not have a material impact on the value of such investments.

      As of December 31, 2002, the Company had $3,349,600 in indebtedness outstanding under the mortgage with respect to its headquarters facilities, and $415,200 in obligations under bank credit facilities. The interest rate charged under the mortgage is subject to adjustment based on market rates once every five years, with the next adjustment due in June 2005. The interest rate applicable to the Company’s bank credit facilities is adjusted on a daily basis. The Company’s interest rate exposure on variable rate debt obligations is currently relatively insignificant. Interest rate changes would not have a material impact on the Company’s results of operations.

      The Company currently holds no marketable equity securities of other issuers that are subject to market price volatility.

      The following should be read in conjunction with the “Consolidated Financial Statements” and “Notes to Consolidated Financial Statements” included elsewhere in this Form 10K.

Item 8.	Financial Statements and Supplementary Data

      The consolidated financial statements of the Company are listed in Item 15 of this report. The quarterly financial data [unaudited] of the Company for the two years ended December 31, 2002 are as follows:

	Quarter Ended

	Mar 31,	June 30,	Sept 30,	Dec 31,		Mar 31,	June 30,	Sept 30,			Dec 31,
	2002	2002	2002	2002		2001	2001	2001			2001

	[Unaudited]

	[In thousands, except per share amounts]
Net sales	$3,753	$4,520	$3,495	$3,269		$2,863	$4,026		$2,653			$2,558
Gross profit	1,515	2,004	1,297	1,228		1,199	1,779		984			992
Income [loss] from operations	203	596	133	[33	]	29	509		[225	]		[158	]
Net income [loss]	150	344	88	[12	]	22	375		[139	]		[166	]
Net income [loss] per share
Basic	$0.04	$0.09	$0.02	$—		$0.01	$0.10	$	[0.04	]	$	[0.05	]
Diluted	$0.04	$0.08	$0.02	$—		$0.01	$0.10	$	[0.04	]	$	[0.05	]

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

      Not applicable.

PART III

Item 10.	Directors and Executive Officers of the Registrant

Executive Officers

      Freeman A. Ford, age 62, serves as Chairman of the Board, President, and Chief Executive Officer. Mr. Ford, a co-founder of the Company, has served as Chairman of the Board since 1972, as Chief Executive Officer of the Company since May 1979, and as President since September 1984. Mr. Ford is also a Director of H.B. Fuller Company.

      Alex N. Watt, age 61, serves as Executive Vice President and Secretary. Mr. Watt joined the Company as its Vice President-Finance and Chief Financial Officer in July 1984, and has served as Secretary since March 1985.

      David Harris, age 47, serves as Vice President, Sales. Mr. Harris joined the Company in August 1981 as a sales representative and has held the positions of Pool Builder Manager, National Sales Manager-Pool Products, Pacific Northwestern Region Sales Manager, National Sales Manager-Solar Division, National Sales Manager, Vice President-Sales and Marketing (from June 1988 until April 1993) and President-Pool Products Division (from May 1993 until May 1995).

      Nancy I. Garvin, age 57, serves as Vice President, Finance. Ms. Garvin joined the Company in May 1974 as an accounting clerk and has since held the positions of Accounting Manager and Controller with the Company.

Board of Directors

      Mr. William A. Berry, age 64, is Senior Vice President and Chief Financial Officer of the Electric Power Research Institute, an energy industry research consortium. Mr. Berry has served as a Director of the Company since 1974 and is also a member of the Audit Committee.

      Mr. Robert W. Selig, Jr., age 63, is President of Davis Instruments Corporation, a manufacturer and distributor of marine and weather equipment. Mr. Selig has served as a Director of the Company since 1974 and is also a member of the Audit Committee.

      Mr. William F. Chisholm, age 34, is a Partner at Symphony Technology Group, a venture capital firm. Mr. Chisholm has served as a Director of the Company since 1999.

      Mr. David F. Ford, age 35, is President of Danger! Books, a book publisher and distributor. Mr. Ford has served as a Director of the Company since 1999.

      David Ford and William Chisholm are the son and son-in-law, respectively, of Mr. Freeman A. Ford.

      Based solely on its review of the copies of Forms 3, 4 and 5 received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the fiscal year ended December 31, 2002, all filing requirements under Section 16[a] of the Securities Exchange Act applicable to its officers, directors and 10% shareholders were complied with.

Item 11.	Executive Compensation

      The following table sets forth for the three years ended December 31, 2002 certain information as to the compensation paid by the Company to the Chief Executive Officer and the other executive officers of the Company who received salary and bonus compensation of $100,000 or more (the “Named Executive Officers”).

Summary Compensation Table

						Long-Term
						Compensation
						Awards
				Other Annual		Securities	All Other
		Salary		Compensation		Underlying	Compensation
Name and Principal Position	Year	[$]	Bonus [$]	[$][1]		Options [#]	[$][2]

Freeman A. Ford	2002	$169,200	$4,539	$17,113	(3)	0	$2,488
Chairman of the Board,	2001	156,000	3,615	16,159	(3)	0	2,488
Chief Executive Officer	2000	156,000	0	—		0	1,662
Alex N. Watt	2002	$148,854	3,990	$18,871	(3)	0	$2,218
Executive Vice President	2001	137,238	3,180	15,454	(3)	0	2,218
	2000	137,035	0	—		0	2,218
David K. Harris	2002	$148,854	$34,624	$13,705	(3)	0	$578
Vice President Sales	2001	137,238	3,180	13,829	(3)	0	578
and Marketing	2000	143,633	0	—		0	542
Nancy I. Garvin	2002	$85,173	$17,556	$16,848	(3)	0	—
	2001	78,520	10,736	13,367	(3)		$760
	2000	75,232	2,211				760

[1]	Excludes certain perquisites and other benefits that did not exceed the lesser of $50,000 or 10% of any officer’s total salary and bonus.

[2]	Consists of premiums paid by the Company for term life insurance

[3]	Consists of 401K contribution [Company match], health insurance, and personal benefits

      The Company did not make any grant of stock options to the Named Executive Officers during the Last Fiscal Year.

      The following table sets forth information regarding the value of all unexercised stock options and warrants held by the Named Executive Officers as of the end of the Last Fiscal Year.

Aggregated Options Exercised In Last Fiscal Year-End And Fiscal Year-End

Option And Warrant Values

			Number of
			Securities
			Underlying
			Unexercised	Value of Unexercised
			Options/Warrants	In-The-Money
			at Fiscal Year-End	Options/Warrants at
			[#]	Fiscal Year-End [$][1]
	Shares
	Acquired		Exercisable/	Exercisable/
Name	on Exercise [#]	Value Realized	Unexercisable	Unexercisable

Freeman A. Ford	0	N/A	75,000/0	$17,500/0
Alex N. Watt	0	N/A	45,000/0	$7,000/0
David K. Harris	0	N/A	45,000/0	$7,000/0
Nancy I. Garvin	0	N/A	15,000/0	$1,750/0

[1]	The last reported sale price for the Company’s Common Stock for the last trading day prior to 2002 fiscal year-end was $0.35.

Item 12.     Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth the beneficial ownership of Common Stock of the Company as of March 13, 2003 by [1] each person known by the Company to beneficially own more than 5% of the Company’s Common Stock, [2] each director and nominee for director, [3] the named executive officers of the Company, and [4] all current directors and executive officers as a group:

	Shares of Common Stock
	Beneficially Owned

	Number of		Percent of
Name of Beneficial Owner	Shares(1)		Total(2)

Freeman A. Ford	1,866,096	[3]	46.9%
435 Otterson Drive
Chico, California 95928
Alex N. Watt	95,136	[4]	2.4%
David K. Harris	87,199	[5]	2.2%
Nancy I. Garvin	35,907	[6]	*
David F. Ford	56,988	[7]	1.4%
Robert W. Selig, Jr.	48,528	[8]	1.3%
William F. Chisholm	24,750	[9]	*
William A. Berry	22,500	[10]	*
All current directors and executive officers as a group [8 persons]	2,237,104	[11]	53.0%

*	Less than 1%

[1]	Except as otherwise indicated in the footnotes to this table or as otherwise provided by community property laws, the beneficial owner has sole voting and investment power with respect to all shares.

[2]	Based on 3,864,111 shares of Common Stock outstanding as of March 13, 2003.

[3]	Includes [i] 298,000 shares held of record by trusts for the benefit of Freeman Ford’s children, for which he and his spouse serve as trustees and as to which shares he disclaims beneficial ownership, [ii] 449,344 shares jointly owned by Freeman Ford and his spouse, and [iii] 112,250 shares issuable upon exercise of options and warrants held by Freeman Ford exercisable within 60 days of March 13, 2003.

[4]	Includes [i] 72,950 shares issuable upon exercise of outstanding options held by Mr. Watt exercisable within 60 days of March 13, 2003 and [ii] 3,000 shares held by Mr. Watt and Sandra S. Watt as joint tenants.

[5]	Includes 72,950 shares issuable upon exercise of outstanding options held by Mr. Harris exercisable within 60 days of March 13, 2003.

[6]	Includes 23,800 shares issuable upon exercise of outstanding options held by Ms. Garvin exercisable within 60 days of March 13, 2003.

[7]	Includes 36,938 shares issuable upon exercise of outstanding options held by David Ford exercisable within 60 days of March 13, 2003.

[8]	Includes [i] 15,000 shares issuable upon exercise of outstanding options held by Mr. Selig exercisable within 60 days of March 13, 2003, and [ii] 5,700 shares held of record by trusts for the benefit of Mr. Selig’s children, as to which shares he disclaims beneficial ownership.

[9]	Includes [i] 6,000 shares issuable upon exercise of outstanding options held by Mr. Chisholm exercisable within 60 days of March 13, 2003 and [ii] 18,750 shares jointly owned by Mr. Chisholm and his wife.

[10]	Includes 15,000 shares issuable upon exercise of outstanding options held by Mr. Berry exercisable within 60 days of March 13, 2003.

[11]	Includes [i] 281,950 shares issuable upon exercise of outstanding options exercisable within 60 days of March 13, 2003 held by four executive officers (one of whom is also a director), and [ii] 72,938 shares issuable upon exercise of outstanding options exercisable within 60 days of the March 13, 2003 held by four outside directors.

Item 13.	Certain Relationships and Related Transactions

      By virtue of his position as Chairman of the Board, President and Chief Executive Office of the Company and his beneficial ownership of approximately 46.9% of the Company’s Common Stock as of the Record Date, Freeman A. Ford may be deemed to be a “parent” and/or “control person” of the Company within the meaning of the rules and regulations promulgated under the Securities Act of 1933, as amended. Freeman A. Ford can elect a majority of the Board of Directors and controls any shareholder vote that does not require a supermajority with respect to which his shares are eligible to be voted. In addition, Freeman A. Ford, his son [David F. Ford] and his son-in-law [William Chisholm] comprise three out of five directors of the Company.

      During 2000, Freeman A. Ford, David F. Ford [Freeman A. Ford’s son] and Kimberley Ford Chisholm [Freeman A. Ford’s daughter and William Chisholm’s spouse] exercised options to purchase, at a purchase price of $0.125 per share: 240,000; 18,750; and 18,750; shares of FAFCO Common Stock, respectively.

      During January 2002, the Company raised $500,000 in debt financing through the issuance of subordinated promissory notes [the “Notes”]. The Notes have a term of three years and accrued interest at an annual rate of 10%, payable quarterly during 2002. The notes may be prepaid at any time. The applicable interest rate increased to 12% per annum effective January 2003.

      In connection with the issuance of the Notes, the Company issued warrants to purchase an aggregate of 100,000 shares of our common stock to the investors [the “Warrants”]. The Warrants have an exercise price of $.125 per share and a term of three years from the date of issuance. Because the Notes were not prepaid by the first anniversary of the issuance date, the Company issued additional Warrants to purchase 1,000 shares of our common stock for each $10,000 of principal that remains outstanding.

      Freeman A. Ford, our Chairman and Chief Executive Officer, and Diana V. Ford [Mr. Ford’s wife] purchased $150,000 of the principal amount raised, and received Warrants to purchase 30,000 shares of common stock.

      During 2002, the Company hired David F. Ford [Freeman A. Ford’s son and a director of the Company] to do consulting on sales and marketing of solar heating systems for swimming pool and domestic thermal energy storage systems for commercial and industrial cooling markets. Total payments made with respect to Mr. Ford’s engagement were $6,000.

PART IV

Item 14.	Controls and Procedures

      Evaluation of Disclosure Controls and Procedures: The Company’s principal executive officer and principal financial officer have concluded that the Company’s disclosure controls and procedures [as defined in Rule 13a-14[c] and 15d-14[c] under the Securities and Exchange Act of 1934, as amended], based on their evaluation of these controls and procedures as of a date within ninety days prior to the filing date of this Form 10K, are effective to ensure that information required to be disclosed is accumulated and communicated to management to allow timely decisions regarding required disclosures.

      Changes in Internal Controls: There have been no significant changes in the Company’s internal controls or in other factors that could significantly affect these controls subsequent to the date of the evaluation thereof, including any corrective actions with regard to significant deficiencies and materials weaknesses.

Item 15.	Exhibits, Financial Statement Schedules, and Reports on Form 8K

[a][1] The following documents are filed as part of this report:

Page No.

1. Report of Independent Auditors	28
2. Consolidated Financial Statements:
Consolidated Balance Sheets at December 31, 2002 and 2001	29
For the Three years ended December 31, 2002, 2001, and 2000:
Consolidated Statements of Operations	30
Consolidated Statements of Shareholders’ Equity	30
Consolidated Statements of Cash Flow	31
Notes to Consolidated Financial Statements	32

[a][2] Financial Statement Schedule. The following Financial Statement Schedule of FAFCO Inc., is filed as part of this report and should be read in conjunction with the Consolidated Financial Statements:

Schedule for fiscal years ended December 31, 2002, 2001 and 2000:
Schedule II Valuation and Qualifying Accounts	43

      Schedules not included in these financial statement schedules have been omitted because they are not applicable or required information is shown in the financial statements or notes thereto.

[a][3] Exhibits

Exhibit No.		Description

3	.1[1]	Articles of Incorporation, as amended.
3	.2[2]	Bylaws, as amended.
3	.2[a][1]	Certificate of Amendment of Bylaws.
4.1		Reference Exhibits 3.1 and 3.2.
4.2		Subordinated Notes Purchase Agreement dated January 2, 2002, between Registrant and certain investors [the “Purchase Agreement‘]
4	.2[a]	Forms of Subordinated Promissory Note issued under Purchase Agreement.
4	.2[b]	Form of Warrant issued under Purchase Agreement.
10.1		Reference Exhibit 4.1.
10	.2[4]*	1981 Incentive Stock Option Plan.
10	.3[4]*	Form of 1981 Incentive Stock Option Agreement.
10	.4[1]	Standard Form of Distributor Agreement.
10	.5[3]	Licensing Agreement between the Registrant, as Licensor, and Enercon Engineering, as Licensee, dated May 20, 1988.
10	.6[8]*	1991 Stock Option Plan, as amended.
10	.6[a][5]*	Form of Stock Option Agreement used under the 1991 Stock Option Plan.
10	.7[5]*	1991 Directors’ Stock Option Plan.
10	.7[a][5]*	Form of Nonstatutory Stock Option Agreement used under 1991 Director’s Stock Option Plan.
10	.8[5]*	Employee Stock Purchase Plan.
10	.8[a][5]*	Form of Subscription Agreement used under Employee Stock Purchase Plan.
10	.9[6]	Licensing Agreement and Addendum between the Registrant, as Licensor, and Jang-Han Systems Engineering, as Licensee, dated January 1, 1993.
10	.10[7]	Export — Import and Technical License Agreement between the Registrant, as Licensor, and Ebara Corporation, as Licensee, dated October 22, 1993.

Exhibit No.		Description

10	.11(11)	Construction Trust Deed between Registrant as Trustor and Butte Community Bank as Lender, dated April 13, 2000.
10	.11[a][12]	Promissory Note between Registrant as Borrower and Butte Community Bank as Lender dated April 13, 2000.
10	.11[b][12]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated October 16, 2000.
10	.11[c][12]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated December 15, 2000.
10	.11[d][12]	Business Loan Agreement between Registrant as Borrower and Butte Community Bank as Lender, dated May 15, 2000.
10	.11[e][12]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated May 9, 2001.
10	.11[f][12]	Promissory Note between Registrant as Borrower and Butte Community Bank as Lender, dated May 15, 2000.
10	.11[g][12]	Promissory Note between Registrant as Borrower and Butte Community Bank as Lender dated January 26, 2001.
10	.11[h][12]	Promissory Note between Registrant as Borrower and Butte Community Bank as Lender dated July 26, 2001.
10	.11[i]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated August 8, 2002.
10	.11[j]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated November 10, 2002.
10	.12[8]	Agency/ Distributorship Agreement between Registrant as Manufacturer and Jabria Establishment, as Agent/ Distributorship, dated December 10, 1994.
10.13		Licensing Agreement between Registrant, as Licensor, and Beijing ZhongDian Duoli Refrigeration Engineering Co. Ltd., as Licensee, dated May 16, 2002 [to be filed by amendment]
10	.14*	2002 Stock Plan [to be filed by amendment]
18	.1[9]	Letter re change in Accounting Principle from Burr, Pilger & Mayer dated November 5, 1997.
21	.1[10]	Subsidiaries of Registrant.
23.1		Consent of Independent Accountants [see page 48]
24.1		Power of Attorney [see page 45].
99.1		Management Certifications pursuant to 18U.S.C. 1350

*	Denotes a management contract or compensatory plan or arrangement.

(1)	Incorporated by reference to exhibit filed with Registrant’s Registration Statement on Form S-1 [File No. 2-72297] filed May 14, 1981.

(2)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1983.

(3)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

(4)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

(5)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

(6)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

(7)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

(8)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994

(9)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10K for the fiscal year ended December 31, 1998.

(10)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10K for the fiscal year ended December 31, 1999.

(11)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10K for the fiscal year ended December 31, 2000.

(12)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10K for the fiscal year ended December 31, 2002, as amended.

[b]	Reports on Form 8-K: No Reports on Form 8-K were filed by the Company during the fourth quarter of 2002.

[c]	Exhibits: See subsection [a] [3] above.

[d]	Financial Statement Schedules: See subsection [a] [2] above.

BPM
Burr, Pilger, & Mayer, LLP
600 California Street, Suite 1300
San Francisco, CA 94108
[415] 421-5757 phone
[415] 288-6288 fax

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of FAFCO, Inc:

      We have audited the accompanying consolidated balance sheets of FAFCO, Inc. [a California corporation] and its subsidiary as of December 31, 2002 and 2001, and the related consolidate statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evident supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FAFCO, Inc. and its subsidiary as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

Burr, Pilger & Mayer, LLP

San Francisco, California

February 28, 2003

CONSOLIDATED BALANCE SHEET

	December 31,

	2002		2001

ASSETS
Current assets:
Cash and cash equivalents	$100,400		$121,200
Accounts receivable, less allowance for doubtful accounts of $292,000 in 2002 and $479,600 in 2001	1,974,200		1,620,500
Current portion of long term notes receivable	11,400
Inventories	1,331,900		1,171,800
Prepaid expenses and other current assets	264,200		174,200
Other accounts receivable, net of allowance	9,600		35,500
Deferred tax asset	206,200		249,600
Total current assets	3,897,900		3,372,800
Property, plant and equipment, at cost	8,290,200		8,190,400
Less accumulated depreciation and amortization	[2,490,800	]	[2,079,500	]
	5,799,400		6,110,900
Notes receivable less current portion and other assets [net]	72,000		7,200
Deferred tax asset	272,400		565,200

Total assets	$10,041,700		$10,056,100

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank line of credit			$768,700
Notes Payable to bank — current portion	$229,300		282,600
Accounts payable and other accrued expenses	1,292,300		1,360,800
Accrued compensation and benefits	338,400		355,200
Accrued warranty expense	291,700		252,000

Total current liabilities	2,151,700		3,019,300

Mortgage	3,284,600		3,340,000
Notes payable to bank — less current portion	250,900		432,200
Subordinated debt	500,000
Other non-current liabilities	26,400		35,400

Total liabilities	$6,213,600		$6,826,900

Commitments and contingent liabilities
Shareholders’ equity:
Preferred Stock-authorized 1,000,000 shares of $1.00 par value, none of which has been issued
Common Stock — authorized 10,000,000 shares of $0.125 par value; 3,855,591 issued and outstanding at December 31, 2002 and 2001	$481,900		$481,900
Capital in excess of par value	5,137,300		5,108,500
Notes receivable secured by Common Stock	[75,100	]	[75,100	]
Accumulated deficit	[1,716,000	]	[2,286,100	]

Total shareholders’ equity	$3,828,100		$3,229,200

Total liabilities and shareholders’ equity	$10,041,700		$10,056,100

The accompanying notes are an integral part of this statement

CONSOLIDATED STATEMENT OF OPERATIONS

	Year ended December 31,

	2002		2001	2000

Net Sales	$15,036,500		$12,100,300		$11,481,500
Other income [expense] net	[63,300	]	32,800		[7,400	]

Total revenues	14,973,200		12,133,100		11,474,100

Cost of goods sold	8,992,600		7,146,300		7,380,500
Marketing and selling expense	2,547,200		2,371,900		2,162,200
General and administrative expense	1,831,800		1,782,000		1,786,500
Research and development expense	294,300		239,400		294,500
Net interest expense	407,900		438,600		93,200
Relocation costs [net]					[202,100	]

Total costs and expense	14,073,800		11,978,200		11,514,800

Income [loss] before income taxes	899,400		154,900		[40,700	]
Provision for [benefit from] income taxes	329,300		63,400		19,500
Net income [loss]	$570,100		$91,500	$	[60,200	]
Basic net income [loss] per share	$0.15		$0.02	$	[0.02	]
Diluted net income [loss] per share	$0.14		$0.02	$	[0.02	]

CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY

				Notes
				Receivable
			Capital in	Secured by	Retained			Total
	Number of	Common	Excess of	Common	Earnings			Shareholders
	Shares	Stock	Par Value	Stock	Deficit			Equity

Balance at December 31, 1999	3,303,311	$412,800	$5,107,100	$ [75,100 ]	$	[2,317,400	]	$3,127,400
Net loss for the year						[60,200	]	[60,200 ]
Issuance of shares upon exercise of stock warrants	540,000	67,500						67,500
Purchase of stock	[8,520 ]	[1,000 ]	[1,100 ]					[2,100 ]

Balance at December 31, 2000	3,834,791	$479,300	$5,106,000	$ [75,100 ]	$	[2,377,600	]	$3,132,600
Net income for the year						91,500		91,500
Issuance of shares upon exercise of stock warrants	20,800	2,600	2,500					5,100

Balance at December 31, 2001	3,855,591	$481,900	$5,108,500	$ [75,100 ]	$	[2,286,100	]	$3,229,200
Net income for the year						570,100		570,100
Discount on issuance of Warrants to purchase shares accompanying subordinated notes			28,800					28,800

Balance at December 31, 2002	3,855,591	$481,900	$5,137,300	$ [75,100 ]	$	[1,716,000	]	$3,828,100

The accompanying notes are an integral part of this statement

CONSOLIDATED STATEMENT OF CASH FLOW

	Year Ended December 31,

	2002			2001			2000

Cash flow from operating activities:
Net income [loss]		$570,100			$91,500		$	[60,200	]
Adjustments to reconcile net income to net cash Provided by operating activities:
Depreciation and amortization		570,300			485,500			289,000
Write offs and allowance for doubtful accounts		49,700			79,600			89,100
[Gain] loss on disposition of fixed assets		103,400						4,600
Deferred tax assets		336,200			49,500			28,500
Change in assets and liabilities:
Accounts receivable		[377,500	]		255,400			[300,400	]
Inventories		[160,100	]		54,100			[184,300	]
Prepaid expenses and other assets		[101,400	]		37,300			42,700
Other assets [net]		[45,600	]		2,100			22,000
Accounts payable, accrued expenses and other current liabilities		[45,600	]		[303,800	]		924,000
Other non-current liabilities		[9,000	]		1,200			17,600

Net cash provided by operations		$890,500			$752,400			$872,600

Cash flow from investing activities:
Purchase of fixed assets		[353,200	]		[1,252,400	]		[4,715,200	]
Proceeds from disposition of fixed assets		600

Net cash used in investing activities	$	[352,600	]	$	[1,252,400	]	$	[4,715,200	]

Cash flow from financing activities:
Proceeds from exercise of warrants								67,500
Proceeds from exercise of stock options					5,100
Repurchase of common stock								[2,100	]
Proceeds from subordinated debt		500,000
Proceeds from bank line of credit		3,886,800			2,747,700
Repayment of bank line of credit		[4,655,500	]		[2,429,500	]		[11,000	]
Proceeds from notes payable to bank					499,900			3,733,500
Repayment of notes payable to bank		[234,600	]		[190,000	]
Repayment of mortgage		[55,400	]		[22,100	]
Net cash [used in] provided by financing activities		[558,700	]		611,100			3,787,900
Net [decrease] increase in cash & cash equivalents		[20,800	]		111,100			[54,700	]
Cash and cash equivalents, beginning of period		121,200			10,100			64,800

Cash and cash equivalents, end of period		$100,400			$121,200			$10,100

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of capitalized interest of $89,300 in 2000		$430,100			$434,900			$76,300
Income taxes		300

Non-Cash Financing Activity: In January 2002, the Company recorded $28,800, the deemed fair value of the warrants to purchase common shares with the issuance of the subordinated notes. See Note 4.

The accompanying notes are an integral part of this statement

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1:	Organization and Summary of Significant Accounting Policies

      The Company designs, develops, manufactures, and markets polymer heat exchangers for use in solar heating systems for swimming pools and thermal energy storage systems for commercial and industrial cooling. The heat exchangers for solar heating systems are sold to wholesalers and distributors primarily in California and Florida and in other locations throughout the United States and overseas. The heat exchangers for thermal energy storage systems are marketed through manufacturers’ representatives throughout the United States and internationally. A summary of significant accounting policies follows:

      Principles of Consolidation: The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation. The subsidiary currently has no ongoing business activities.

      Revenue Recognition: Revenue on sales of products or services is recognized when persuasive evidence of an arrangement exists, delivery occurs or services are rendered, the sale price is fixed or determinable and collectibility is reasonably assured. Product is considered delivered, and revenue is recognized when title and risk of loss have been transferred to the customer. Under the terms and conditions of the sale, this may occur either at the time of shipment or when product is delivered to the customer. Product revenue consists mainly of revenue from the Pool products and the thermal energy storage products (IceStor). Service revenue consists mainly of revenue from time and material contracts which are recognized as services are rendered.

      Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

      Allowance for Doubtful Accounts: The provision for doubtful accounts represents the Company’s best estimate of the doubtful accounts for each period. Management specifically analyzes accounts receivable, historical bad debts, customer credit-worthiness and customer payment trends when evaluation the adequacy of the allowance for doubtful accounts. During the year ending December 31, 2002, the Company wrote off $237,300 as uncollectible accounts receivable.

      Cash and Cash Equivalents: For purposes of reporting cash flows, cash and cash equivalents include highly liquid investments with maturity of three months or less.

      Inventories: Inventories are stated at the lower of cost or market determined using the first in, first out [FIFO] method.

      Property, Plant, and Equipment: Property, plant and equipment are estimated based on historical cost adjusted for accumulated depreciation. Depreciation and amortization of plant and equipment, excluding the building, vehicles and leasehold improvements, are determined using accelerated methods. For the building, vehicles and leasehold improvements, the straight-line method is used. The estimated useful lives of the assets, with the exception of the building and leasehold improvements range between three and ten years. The estimated useful life of the building and leasehold improvements is thirty-nine and a half years. Minor replacements, improvements, maintenance, and repairs are expensed as incurred. Major replacements and improvements are capitalized and depreciated over the remaining useful life of the related asset. Gains and losses on sales and retirement of plant and equipment are credited or charged to income.

      Accounting for the Impairment of Long-lived Assets and for Long-lived to be disposed of: Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairments are recorded when indications of impairments are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Income Taxes: Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities.

      Earnings per Common Share: Basic earnings [loss] per common share are computed using the weighted average number of shares outstanding. Diluted earnings [loss] per common share are computed using the weighted average number of shares outstanding adjusted for potentially dilutive incremental shares attributed to outstanding options and warrants to purchase common stock and shares issuable upon conversion of certain convertible securities.

      Warranties: In the normal course of business, the Company makes certain warranties as to workmanship and materials. Product warranty periods range from two to fifteen years for full coverage. The estimated future expense of these warranties is accrued at the time of sale. The estimates inherent in accounting or such warranties are reviewed and revisions to previous estimates are made as required reflecting the most current information available.

      Accounting for Stock-Based Compensation: The Company has stock-based employee compensation plans, which are described more fully in Note 6. The Company accounts for these plans under the recognition and measurement principles of Accounting Principles Board [APB] Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations.

      The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	2002	2001	2000

Net income [loss]
As reported	$570,100	$91,500	$	[60,200	]
Pro forma	$570,000	$91,500	$	[60,200	]
Basic earnings per share
As reported	$0.15	$0.02	$	[0.02	]
Pro forma	$0.15	$0.02	$	[0.02	]
Diluted earnings per share
As reported	$0.14	$0.02	$	[0.02	]
Pro forma	$0.14	$0.02	$	[0.02	]

      The weighted average fair value of each option granted was estimated on the grant date using the Black-Scholes model.

      The following assumptions were made in estimating fair value:

Assumption	2002	2001	2000

Dividend yield	0%	0%	0%
Risk free interest rate	N/A	N/A	N/A
Expected life	N/A	N/A	N/A
Volatility	N/A	N/A	N/A

      The following is a summary of the status of the plans during 2002, 2001, and 2000.

	Number of	Weighted Average
	Shares	Exercise Price

Options exercisable at December 31, 2002	186,500	$0.332
Weighted average fair value of options granted during 2002	N/A

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Number of	Weighted Average
	Shares	Exercise Price

Options exercisable at December 31, 2001	299,150	$0.266
Weighted average fair value of options granted during 2001	N/A

	Number of	Weighted Average
	Shares	Exercise Price

Options exercisable at December 31, 2000	308,550	$0.291
Weighted average fair value of options granted during 2000	N/A

      Disclosures About Fair Value of Financial Instruments: The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

      Current Assets and Current Liabilities: The carrying value of cash equivalents, accounts receivable, notes receivable, short-term borrowings, accounts payable, and accrued expenses approximate fair value because of their short maturity.

      Long-Term Debt: The fair value of the Company’s long-term debt is estimated based on the borrowing rates currently available to the Company for loans with similar terms. At December 31, 2002, the carrying amount approximated estimated fair value of long-term debt.

      Recently Issued Accounting Pronouncements: In June 2001, the Financial Accounting Standards Board [FASB] issued SFAS No. 141, Accounting for Business Combinations. This statement requires the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and establishes specific criteria for the recognition of intangible assets separately from goodwill.

      In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and intangible assets with indefinite life are not amortized. Instead of amortizing goodwill and intangible assets deemed to have an indefinite life, the statement requires a test for impairment to be performed annually, or immediately if conditions indicate that such an impairment could exist. The amortization period of intangible assets with finite lives will no longer be limited to forty years. This statement is effective for fiscal years beginning after December 15, 2001, and permits early adoption for fiscal years beginning after March 15, 2001.

      In August 2001, The FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” which addresses financial accounting and reporting for the impairment and disposal of long-lived assets with adoption required no later than fiscal year 2003.

      In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 addresses the timing and amount of costs recognized as a result of restructuring and similar activities. The Company will apply SFAS NO. 146 to activities initiated after December 31, 2002. The adoption of SFAS No. 146 is not expected to have a material impact on the Company’s consolidated statements of income or financial position.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” This statement amends SFAS No. 123, “Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The alternative methods of transition of SFAS 148 are effective for fiscal years ending after December 15, 2002.

      The Company follows APB 25 in accounting for its employee stock options. The disclosure provision of SFAS 148 is effective for years ending after December 15, 2002 and have been incorporated into these financial statements and accompanying footnotes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company does not believe that any of these recent accounting pronouncements will have a material impact on their financial position or results of operations.

Note 2:	Inventories

      Inventories consist of the following:

	December 31,

	2002	2001

Raw materials	$636,600	$515,700
Work in progress	329,900	230,200
Finished Goods	365,400	425,900

	$1,331,900	$1,171,800

Note 3:	Property, Plant and Equipment

      Property, plant and equipment consist of the following:

	December 31,

	2002		2001

Building	$3,679,100		$3,679,100
Land	550,400		550,400
Machinery and equipment	2,649,500		2,590,900
Office and computer equipment	477,800		474,900
Leasehold improvements	599,800		585,200
Vehicles	333,600		309,900

	$8,290,200		$8,190,400
Less accumulated deprecation and amortization	[2,490,800	]	[2,079,500	]

	$5,799,400		$6,110,900

      Depreciation expense was $560,700, $485,500, and $289,000 for the years ended 2002, 2001, and 2000, respectively.

      As of December 31, 2002 and 2001, the Company had $126,700 and $226,800, respectively, of construction in progress that is included in the above asset balances by category. These assets are expected to be placed in service during the year ending December 31, 2003.

      During the fiscal year ended December 31, 2002, the Company wrote off $253,400 in assets of which $149,400 were fully depreciated. These assets [primarily inefficient production equipment] were scrapped. During the fiscal year ended December 31, 2001, the Company wrote off $166,100 in fully depreciated assets. These assets were scrapped or abandoned as a result of the Company’s relocation to Chico, California.

      As of December 31, 2001, construction costs for the Company’s new office and manufacturing facility in Chico were complete at $3,679,100. Interest was capitalized in connection with construction costs. The capitalized interest was recorded as part of the asset to which it relates and is amortized over the asset’s useful life. No interest was capitalized in 2002.

Note 4:	Subordinated Notes and Warrants

      In January 2002, the Company issued $500,000 in principal amount of subordinated promissory notes, accompanied by warrants to purchase up to 200,000 shares of the common stock of the Company. The warrants have an exercise price of $0.125 per share. The three-year notes bear interest, payable quarterly, at an

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

initial annual rate of 10%, and 12% for all periods after the first anniversary of the date of the notes. The notes are subordinated to bank borrowings and other secured indebtedness for the money borrowed. The company may at its option call the notes for redemption at any time with ten [10] days notice. Holders of the notes are entitled to certain rights with respect to registration of the common stock issuable upon exercise to the warrants. The Chairman and Chief Executive officer of the Company and his spouse purchased notes with a principal amount of $150,000 in this offering, and received warrants to purchase 30,000 shares of common stock.

      The Company estimated the fair value of the warrants using the Black-Scholes option model. The fair value of the warrants was amortized on a straight-line basis over the life of the notes. Amortization expense was $9,600 for 2002.

Note 5:	Bank Borrowing

      The Company has a bank line of credit secured by substantially all the assets of the Company other than real estate. The line of credit allows the Company to borrow the lesser of $1,000,000 or an amount determined by a formula applied to net accounts receivable. Amounts borrowed bear interest at the bank’s prime rate plus 1.5% [5.75% at December 31, 2002]. The line of credit agreement contains certain covenants relating to working capital, current ratio, and tangible net worth, prohibits the payment of cash dividends, and expires on August 10, 2003. At December 31, 2002 and 2001, the Company had complied with or obtained waivers of compliance with the loan covenants.

      As of December 31, 2002 and 2001, the Company had utilized $0 and $768,700 respectively, of this facility.

      In addition to the line of credit, the Company has a 36-month term loan in the amount of $445,000 bearing interest at prime plus 1.5% [5.75% at December 31, 2002]. At December 31, 2002 and 2001, the Company had an outstanding balance of $59,000 and $223,300, respectively, on this loan facility. The Company also has a 60-month term loan available in the amount of $500,000 bearing interest at prime plus 1.5% [5.75% at December 31, 2002]. At December 31, 2002 and 2001, the Company had an outstanding balance of $356,200 and $453,700, respectively, on this loan facility. The Company also has a $3,400,000 mortgage loan with a maturity date of June 10, 2030. Principal is amortized over a twenty-nine and one half year term from January 10, 2001. The interest rate is fixed for five year increments and is currently fixed at 8.00% through June 10, 2005. The interest rate will be changed on June 10th of each fifth year to the then prime rate plus .35%. The balance on this mortgage at December 31, 2002 and 2001 was $3,349,600 and $3,377,800, respectively.

      As of December 31, 2002 the aggregate amount of principal maturities on bank borrowings and subordinated debt over each of the succeeding years is as follows:

Year Ending
December 31,

2003	$229,300
2004	181,200
2005	697,400
2006	107,600
2007	93,700
Thereafter	2,955,600

Total	$4,264,800

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6:	Shareholders’ Equity

      The Board of Directors, without shareholder approval, may determine the rights, preferences, privileges, and restrictions of the Company’s unissued Preferred Stock. Such shares may be issued in one or more series. In 1980, the Company issued 202,300 shares of Common Stock at a price of $2.43 per share in exchange for non-interest bearing promissory notes, which have a balance due of $75,100 at December 31, 2002 and 2001.

      The notes are due and payable and the Company intends to pursue collection of these notes. In the event that any of the notes are non-collectable, the Company will demand surrender of the related shares issued and will cancel and write off the related notes receivable balance.

      The Company has a 2002 Stock Plan under which 500,000 shares of Common Stock have been reserved for issuance to employees and consultants. Options to purchase Common Stock are also outstanding under the Company’s 1991 Stock Option Plan. During 1999, the Company granted options to purchase 136,000 shares, exercisable at $0.50 per share, the fair market value on the date of grant. During 2001 and 2002, no options were granted. Options to purchase 800 and 20,000 shares were exercised in 2000 and 2001 respectively. No new grants may be made under the 1991 Stock Option Plan.

      The Company has a 1991 Director’s Stock Option Plan under which 50,000 shares of Common Stock are reserved for issuance. During 1999, the Company granted options to purchase 20,000 shares, exercisable at $0.50 per share, the fair market value on the date of grant. No new grants may be made under this plan.

      Options granted under these plans become exercisable at a rate of 20% per year for five years from date of grant and expire six years or ten years from date of grant.

      The following is a summary of activity under the 1981 and 1991 Incentive Stock Option Plan:

	Shares Subject	Exercise Price
	to Option	Per Share

Outstanding at December 31, 1999	387,950	$0.125-0.550
Canceled	[52,200]	$0.125-0.550
Exercised	[800]	$0.125
Outstanding at December 31, 2000	334,950	$0.125-0.550
Canceled	[12,500]	$0.125-0.550
Exercised	[20,000]	$0.25
Outstanding at December 31, 2001	302,450	$0.125-0.50
Canceled	[114,950]	$0.125-0.50
Exercised	0	$
Outstanding at December 31, 2002	187,500	$0.125-0.550

      Following is a summary of the status of options outstanding at December 31, 2002.

Outstanding			Exercisable

		Weighted
		Average
		Remaining	Weighted		Weighted
Exercise		Contractual	Average		Average
Price	Number	Life	Exercise Price	Number	Exercise Price

$0.125	87,000	4	$0.125	87,000	$0.125
$0.500	75,500	7	$0.500	74,500	$0.500
$0.550	25,000	7	$0.550	25,000	$0.550

Total	187,500	6	$0.333	186,500	$0.332

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7:     Income Taxes

      The provisions for income taxes consist of the following:

	Years Ended December 31,

	2002			2001	2000

Taxes on income:
U.S. Federal
Current	$	[10,900	]	$4,000	$4,000
Deferred		322,400		48,000	27,100

		311,500		52,000	31,100

State
Current		4,000		8,000	3,200
Deferred		13,800		3,400	[14,800	]

		17,800		11,400	[11,600	]

Net income tax provision [benefit]		$329,300		$63,400	$19,500

      A reconciliation of the statutory federal income tax rate with the effective tax rate reported in the financial statements follows:

	Years Ended December 31,

	2002	2001		2000

Statutory federal income tax rate	34.0%	34.0%		34.0%
Effect on tax rate resulting from State and foreign income taxes, net of federal tax benefit	2.0%	7.4%		[17.0%	]
Tax effect of change in valuation allowance		[7.4%	]	[26.5%	]
Expiration of tax credits		6.1%		22.0%
Other	0.6%	0.8%		16.0%
Effective tax rate	36.6%	40.9%		28.5%

      The Company records its deferred taxes on a tax jurisdiction basis and classifies those net amounts as current or noncurrent based on the balance sheet classifications.

      Deferred tax assets are comprised of the following:

	December 31,

	2002		2001		2000

Allowance for doubtful accounts	$114,800		$188,600		$157,400
Accrued expenses	151,900		133,400		135,500
Loss carry forwards	245,700		503,800		549,300
Tax credits					11,500
Other	[33,800	]	[11,000	]	22,100

	$478,600		$814,800		$875,800
Deferred tax asset valuation allowance					[11,500	]
Total deferred taxes, net	$478,600		$814,800		$864,300

      At December 31, 2002, the Company had unused federal net operating loss carry forwards of approximately $720,000. The net operating losses expire in varying amounts until 2022. The Company believes that the “total deferred taxes, net” in the amount of $478,600 are more likely than not to be realized.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8:     Transactions with Related Parties

      During January 2002, Mr. Ford and his wife, Dianna, acquired $150,000 in principal amount of the Company’s subordinated notes and related warrants to purchase common stock [see Note 4].

Note 9:     Employee Benefit Plans

      The Company has a 401[k] retirement savings plan for all eligible employees who have completed one year of service. Eligible employees have the option to contribute up to 15% of their eligible salary. The Company contributes an amount equal to 50% of the employee contribution, up to a maximum of $750 per employee per year for a total of $22,713 for 2002.

Note 10:     Lease Commitments

      Rental expense, relating primarily to a lease for the Company’s former office and manufacturing facility, amounted to $77,100 in 2002; $51,600 in 2001; and $275,700 in 2000.

      At December 31, 2002, minimum annual lease commitments under non-cancelable leases, primarily for the Company’s facility in Tampa, Florida were as follows:

2003	$66,500
2004	53,000
2005	50,900
2006	0

Total	$170,400

Note 11:     Net Income Per Share

      Basic earnings per share were calculated as follows:

	Years Ended December 31,

	2002	2001	2000

Net income [loss]	$570,100	$91,500	$	[60,200	]
Average common shares outstanding	3,855,591	3,851,845		3,711,566
Basic earnings per share	$0.15	$0.02	$	[0.02	]

      Diluted earnings per share are calculated by dividing net income by the weighted average number of shares issued and outstanding.

      Diluted earnings per share were calculated as follows:

	Year Ended December 31,

	2002	2001	2000

Adjusted net income [loss]	$570,100	$91,500	$	[60,200	]
Average common shares outstanding	3,855,591	3,851,845		3,711,566
Add: Exercise of options reduced by the number of shares purchased with proceeds	59,813	123,397		N/A
Add: Exercise of warrants reduced by the number of shares purchased with proceeds	65,742	57,455		N/A
Add: Exercise of warrants attached to debt reduced by the number of shares purchased with proceeds	68,750	N/A		N/A
Adjusted weighted average shares Outstanding	4,049,896	4,032,697		3,711,566
Earnings per common share assuming full dilution	$0.14	$0.02	$	[0.02	]

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      At December 31, 2002 and 2001, options and warrants for the purchase of 194,305 and 180,851 common shares, respectively, at prices ranging from $0.50 to $0.625 per share were antidilutive and therefore not included in the computation of diluted earnings per share.

Note 12:	Litigation

      The Company is involved in certain litigation matters. Management believes resolution of these disputes will not have a material adverse effect on the Company’s financial condition and results of operation.

Note 13:	Business Segment and Concentration of Credit Risk

      Business Segment: The Company operates in one business segment, the development, production and marketing of polymer heat exchangers for the solar and thermal energy storage markets worldwide.

Product Line	2002	2001	2000

Net Sales
Pool products	$9,832,600	$9,071,200	$7,580,600
Thermal Energy Storage	5,203,900	3,029,100	3,900,900

	$15,036,500	$12,100,300	$11,481,500

      Geographic information for revenues and long-lived assets for the year ended December 31, 2002, 2001, and 2000 are as follows:

	2002	2001	2000

Net Sales
Domestic	$11,565,500	$9,862,700	$8,416,500
Foreign
Japan	2,626,700	1,128,300	2,218,500
Other	844,300	1,109,300	846,500

	$15,036,500	$12,100,300	$11,481,500

Long-lived assets
Domestic	$5,799,400	$6,110,900	$5,344,000

      For fiscal 2002, the Company had one major customer who individually accounted for 17.5% of sales. For fiscal 2001, the Company had no single customer who accounted for 10% or more of sales. For fiscal 2000, the Company had two major customers who individually accounted for 19.3% and 10.4% of sales, respectively.

      Concentration of Credit Risk: Most of the Company’s business activity is with customers located in California, Florida, and foreign countries. As of December 31, 2002, unsecured trade accounts receivable from customers in California, Florida, and foreign countries were $260,200; $987,500; and $569,500; respectively.

      For fiscal year 2002, the Company had two major customers who individually accounted for 10% or more of Accounts Receivable totaling $387,500 and $333,000.

      The Company had a bank balance in excess of the federally insured limit in the amount of $84,489 at December 31, 2002.

FAFCO, INC.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

	Balance at	Additions Charged
	Beginning of	to Costs and				Balance at End
Description	Period	Expenses	Deductions			of Period

2002:
Allowance for doubtful accounts
current accounts receivable	$479,600	$49,700		$237,300	[1]	$292,000
Warranty reserve	252,000	222,400		182,700	[2]	291,700
2001:
Allowance for doubtful accounts
current accounts receivable	$400,000	$79,600	$			$479,600
Warranty reserve	287,700	141,500		177,200	[2]	252,000
Deferred tax asset valuation allowance	11,500			11,500
2000:
Allowance for doubtful accounts
current accounts receivable	$317,800	$89,000		$6,800	[1]	$400,000
short-term receivable	27,600			27,600	[1]
long-term receivable	31,700			31,700	[1]
Warranty reserve	282,700	156,700		151,700	[2]	287,700
Deferred tax asset valuation allowance	29,600			18,100		11,500

[1]	Write-off of uncollectible accounts.

[2]	Cost of warranty claims processed.

SIGNATURES

      Pursuant to the requirements of Section 13 or 15[d] of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 26, 2003	FAFCO, INC. /s/ FREEMAN A. FORD

Freeman A. Ford, Chairman of Board, President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Freeman A. Ford and Nancy I. Garvin, or either of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this report on Form 10K and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FREEMAN A. FORD Freeman A. Ford	Chairman of the Board, President and Chief Executive Officer [Principal Executive Officer]	March 26, 2003

/s/ NANCY I. GARVIN Nancy I. Garvin	Vice President, Finance and Chief Financial Officer [Principal Financial and Accounting Officer]	March 26, 2003

/s/ WILLIAM A. BERRY William A. Berry	Director	March 26, 2003

/s/ ROBERT W. SELIG, JR. Robert W. Selig, Jr.	Director	March 26, 2003

/s/ WILLIAM CHISHOLM William Chisholm	Director	March 26, 2003

/s/ DAVID FORD David Ford	Director	March 26, 2003

CERTIFICATION

      I, Freeman A. Ford, certify that:

1. I have reviewed this annual report on Form 10K of FAFCO, Inc. [The “Registrant”]

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact of omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

4. The Registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures [as defined in Exchange Act Rules 13a-14 and 15d-14] for the Registrant and we have:

a. designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b. evaluated the effectiveness of the Registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report [the “Evaluation Date”]; and

c. presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the Registrant’s auditors and the audit committee of Registrant’s board of directors [or persons performing the equivalent functions]:

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the Registrant’s auditors any material weaknesses in internal controls; and

b. any fraud, whether or not material, that involves management of other employees who have a significant role in the Registrant’s internal controls; and

6. The Registrant’s other certifying officers and I have indicated in the annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 26, 2003

By: /s/ Freeman A. Ford
Name: Freeman A. Ford

Title:	Chairman of the Board, President, and

Chief Executive Officer [Principal Executive Officer]

CERTIFICATION

I, Nancy I. Garvin, certify that:

1. I have reviewed this annual report on Form 10K of FAFCO, Inc. [The “Registrant”]

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact of omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

4. The Registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures [as defined in Exchange Act Rules 13a-14 and 15d-14] for the Registrant and we have:

a. designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b. evaluated the effectiveness of the Registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report [the “Evaluation Date”]; and

c. presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the Registrant’s auditors and the audit committee of registrant’s board of directors [or persons performing the equivalent functions]:

a. all significant deficiencies in the design or operation of internal controls which could adversely affect the Registrant’s ability to record, process, summarize and report financial data and have identified for the Registrant’s auditors any material weaknesses in internal controls; and

b. any fraud, whether or not material, that involves management of other employees who have a significant role in the Registrant’s internal controls; and

6. The Registrant’s other certifying officers and I have indicated in the annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 26, 2003
By: /s/ Nancy I. Garvin
Name: Nancy I. Garvin

Title:	Vice President of Finance and

Chief Financial Officer [Principal Financial Officer]

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 [Nos. 2-75201, 2-86299, 2-95390 and 33-76220] and related prospectuses of FAFCO, Inc. of our report dated February 28, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10K.

Burr, Pilger & Mayer, LLP

San Francisco, California

March 24, 2003

Exhibit No.		Description

3	.1[1]	Articles of Incorporation, as amended.
3	.2[2]	Bylaws, as amended.
3	.2[a][1]	Certificate of Amendment of Bylaws.
4.3		Reference Exhibits 3.1 and 3.2.
4.4		Subordinated Notes Purchase Agreement dated January 2, 2002, between Registrant and certain investors under [the “Purchase Agreement‘]
4	.2[a]	Forms of Subordinated Promissory Note issued under Purchase Agreement.
4	.2[b]	Form of Warrant issued under Purchase Agreement.
10.1		Reference Exhibit 4.1.
10	.2[4]*	1981 Incentive Stock Option Plan.
10	.3[4]*	Form of 1981 Incentive Stock Option Agreement.
10	.4[1]	Standard Form of Distributor Agreement.
10	.5[3]	Licensing Agreement between the Registrant, as Licensor, and Enercon Engineering, as Licensee, dated May 20, 1988.
10	.6[8]*	1991 Stock Option Plan, as amended.
10	.6[a][5]*	Form of Stock Option Agreement used under the 1991 Stock Option Plan.
10	.7[5]*	1991 Directors’ Stock Option Plan.
10	.7[a][5]*	Form of Nonstatutory Stock Option Agreement used under 1991 Director’s Stock Option Plan.
10	.8[5]*	Employee Stock Purchase Plan.
10	.8[a][5]*	Form of Subscription Agreement used under Employee Stock Purchase Plan.
10	.9[6]	Licensing Agreement and Addendum between the Registrant, as Licensor, and Jang-Han Systems Engineering, as Licensee, dated January 1, 1993.
10	.10[7]	Export-Import and Technical License Agreement between the Registrant, as Licensor, and Ebara Corporation, as Licensee, dated October 22, 1993.
10	.11(11)	Construction Trust Deed between Registrant as Trustor and Butte Community Bank as Lender, dated April 13, 2000.
10	.11[a][12]	Promissory Note between Registrant as Borrower and Butte Community Bank as Lender dated April 13, 2000.
10	.11[b][12]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated October 16, 2000.
10	.11[c][12]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated December 15, 2000.
10	.11[d][12]	Business Loan Agreement between Registrant as Borrower and Butte Community Bank as Lender, dated May 15, 2000.
10	.11[e][12]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated May 9, 2001.
10	.11[f][12]	Promissory Note between Registrant as Borrower and Butte Community Bank as Lender, dated May 15, 2000.
10	.11[g][12]	Promissory Note between Registrant as Borrower and Butte Community Bank as Lender dated January 26, 2001.
10	.11[h][12]	Promissory Note between Registrant as Borrower and Butte Community Bank as Lender dated July 26, 2001.
10	.11[i]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated August 8, 2002.
10	.11[j]	Change in Terms Agreement between Registrant as Borrower and Butte Community Bank as Lender dated November 10, 2002.
10	.12[8]	Agency/Distributorship Agreement between Registrant as Manufacturer and Jabria Establishment, as Agent/ Distributorship, dated December 10, 1994.

Exhibit No.		Description

10	.13.1	Licensing Agreement between Registrant, as Licensor, and Beijing ZhongDian Duoli Refrigeration Engineering Co. Ltd., as Licensee, dated May 16, 2002 [to be filed by amendment]
10	.14*	2002 Stock Plan [to be filed by amendment]
18	.1[9]	Letter re change in Accounting Principle from Burr, Pilger & Mayer dated November 5, 1997.
21	.1[10]	Subsidiaries of Registrant.
23.1		Consent of Independent Accountants [see page 48]
24.1		Power of Attorney [see page 45].
99.1		Management Certifications pursuant to 18U.S.C. 1350

*	Denotes a management contract or compensatory plan or arrangement.

(13)	Incorporated by reference to exhibit filed with Registrant’s Registration Statement on Form S-1 [File No. 2-72297] filed May 14, 1981.

(14)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1983.

(15)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

(16)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

(17)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

(18)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

(19)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

(20)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994

(21)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10K for the fiscal year ended December 31, 1998.

(22)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10K for the fiscal year ended December 31, 1999.

(23)	Incorporated by reference to exhibit filed with Registrant’s Annual Report on Form 10K for the fiscal year ended December 31, 2000.

(24)	Incorporated by reference to exhibit filed with Registrant’s Annual Report in Forms 10K for the fiscal year ended December 31, 2001, as amended.

EXHIBIT 1

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION
OF
FAFCO, INC.

Freeman A. Ford and Alex N. Watt certify that:

      1.     They are the President and Secretary, respectively, of FAFCO, Inc., a California corporation.

      2.     Article Fifth of the Articles of Incorporation is hereby amended to read in full as follows:

“FIFTH: This corporation is authorized to issue two classes of shares, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock authorized is 10,000,000, and the par value of each such share is $.125. The total number of shares of Preferred Stock authorized is 1,000,000, and the par value of each such share is $1.00.

All Common Stock of this corporation outstanding on the date this Certificate of Amendment is effective shall be consolidated one (1) share for every one thousand shares (1 to 1,000). The par value of the Common Stock will remain $.125. All resulting shares less than one (1) shall be cashed out at the fair value of the Common Stock on the date this Certificate of Amendment is effective.

Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights and liquidation preferences of the shares of any such series.”

      3.     The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

      4.     The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations code. The total number of outstanding common shares of the corporation is three million eight hundred ninety one thousand five hundred twenty nine (3,891,529). The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

      IN WITNESS WHEREOF, the undersigned have executed this certificate on                     , 2003.

Freeman A. Ford, President

Alex N. Watt, Secretary

E1-1

      The undersigned certify under penalty of perjury that they have read the foregoing Certificate to the Articles of Incorporation and know the contents thereof, and that the statements therein are true.

Executed in                                , California, on                                , 2003.

Freeman A. Ford, President

Alex N. Watt, Secretary

E1-2

EXHIBIT 2

DISSENTERS’ RIGHTS UNDER CALIFORNIA

GENERAL CORPORATION LAW

CORPORATIONS CODE SECTION 1300-1304

      1300.     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

      (b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

      (c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

      1301.     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

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      (b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

      1302.     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

      1303.     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

      (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

      1304.     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

      (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

      (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

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“PRELIMINARY PROXY”
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FAFCO, INC.
PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS — NOVEMBER 7, 2003

    The undersigned shareholder of FAFCO, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the 2003 Annual Meeting of Shareholders of the Company to be held on November 7, 2003 at 3:00 p.m., local time, at the Company’s principal place of business, 435 Otterson Drive, Chico, California 95928-8207 (telephone (530) 332-2100), and hereby revokes all previous proxies and appoints Freeman A. Ford and Alex N. Watt, or either of them, with full power of substitution, as Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner specified below:

1.	Election of Directors

    Nominees:

    Freeman A. Ford, William A. Berry, Robert W. Selig, Jr., David F. Ford, William F. Chisholm

☐	FOR all nominees	☐	WITHHELD from all nominees
☐	FOR all nominees except any whose name is crossed out above.

2.	To approve an amendment to FAFCO’s Articles of Incorporation to effect a 1 for 1000 Reverse Stock Split of FAFCO’s Common Stock and to provide the price to be paid in lieu of issuing fractional shares to any FAFCO shareholder who, following the Reverse Stock Split, would hold less than one share of FAFCO Common Stock in any discrete account. Holders of 1000 shares of Common Stock or more in any discrete account immediately prior to the Reverse Stock Split will, as to such account, receive one thousandth (1/1000) of a share of post-split Common Stock for each one (1) share of pre-split Common Stock, with any fractional shares resulting being rounded to the nearest one tenth (1/10) of a share of Common Stock.

☐	FOR Proposal 2	☐	AGAINST Proposal 2
☐	ABSTAIN from Proposal 2

    In their discretion, the Proxies are entitled to vote as they deem advisable upon such other matters as may properly come before the meeting or any adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSAL LISTED ON THE REVERSE SIDE AND WILL BE VOTED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

Dated: -------------------------, 2003
(Signature)

(Signature)
I plan to attend the meeting: ☐
(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation or other entity is requested to have this proxy signed in its name by is President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.) TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.